PROSPECTUS SUPPLEMENT	Filed pursuant to Rule 424(b)(5)
(To Prospectus dated June 5, 2026)	Registration No. 333-296553
CoreWeave, Inc.
Up to 35,000,000 shares of Class A Common Stock
We may offer and, if applicable, sell up to 35,000,000 shares of our Class A common stock, $0.000005 par value per share, under an Equity Distribution Agreement, dated September 17, 2026 (the “Equity Distribution Agreement”), whether by the issuance and sale by us of shares of our Class A common stock through the Sales Agents (as defined below) or through the offer and sale of borrowed shares of our Class A common stock by one or more Forward Sellers (as defined below) pursuant to any collared forward sale agreements entered into by us with the relevant Forward Purchaser (as defined below) pursuant to the Equity Distribution Agreement.
We have entered into the Equity Distribution Agreement with Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Jefferies LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., SG Americas Securities, LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC as our agents (each, a “Sales Agent,” and, collectively, the “Sales Agents”), Deutsche Bank AG, London Branch, Goldman Sachs Bank USA, Morgan Stanley & Co. LLC and Citibank, N.A. (each, in its capacity as purchaser under any collared forward sale agreement (as described below), a “Forward Purchaser” and collectively, the “Forward Purchasers”) and Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. (each, as agent for its affiliated Forward Purchaser in connection with the offering and sale of any shares of our Class A common stock hereunder from time to time in connection with a collared forward sale agreement (as described below), a “Forward Seller” and collectively, the “Forward Sellers”). This prospectus supplement, together with the accompanying prospectus, relates to shares of our Class A common stock that may be offered and sold from time to time under the Equity Distribution Agreement.
The shares of our Class A common stock will be offered at market prices prevailing at the time of sale. We will pay each Sales Agent a commission equal to up to 2.0 % of the sales price of all shares of our Class A common stock sold through it as our Sales Agent under the Equity Distribution Agreement.
The Equity Distribution Agreement provides that, in addition to the issuance and sale of shares of our Class A common stock by us through or to the Sales Agents, we may also enter into one or more collared forward sale agreements under the applicable master forward confirmation and the related supplemental confirmation between us and each of the Forward Purchasers, pursuant to which we will agree to sell to the relevant Forward Purchaser up to the number of shares of our Class A common stock underlying the particular collared forward sale agreement (subject to adjustment as set forth therein). In connection with any collared forward sale agreement, the relevant Forward Purchaser will borrow from third parties and, through its affiliated Forward Seller, sell the number of shares of our Class A common stock underlying such collared forward sale agreement over the applicable forward hedge selling period, all subject to the terms of the Equity Distribution Agreement and such collared forward sale agreement. We have been advised by each of the Forward Purchasers that it expects that, on the same days during such forward hedge selling period when its affiliated Forward Seller is so selling the number of shares of our Class A common stock underlying such collared forward sale agreement, such Forward Purchaser or its affiliates will be contemporaneously purchasing a substantial portion of such number of shares in the open market for its own account in a manner designed to avoid the matching or crossing of those sales and purchases, as each of the Forward Purchasers expects its initial hedge position in respect of any collared forward transaction to be less than such number of shares of our Class A common stock underlying such collared forward sale agreement.
In connection with any collared forward sale agreement, the relevant Forward Seller will receive, in the form of a reduced collared forward sale price payable to us by the relevant Forward Purchaser under such collared forward sale agreement, commissions at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the volume weighted average price per share at which such Forward Seller executes or causes to be executed sales of our Class A common stock during the applicable forward hedge selling period in connection with the establishment of such Forward Purchaser’s initial hedge positions in respect of such collared forward sale agreement. We will not initially receive any proceeds from any sales of our Class A common stock by a Forward Seller in connection with any collared forward sale agreement. We expect to receive the proceeds from the settlement of any sales of our Class A common stock pursuant to a collared forward sale agreement as described in this prospectus supplement.
In connection with the sale of the Class A common stock on our behalf, each Sales Agent, Forward Purchaser or Forward Seller may be deemed to be an “underwriter” within the meaning of the Securities Act (as defined below), and the compensation paid to each Sales Agent, Forward Purchaser or Forward Seller may be deemed to be underwriting commissions or discounts. We have also agreed to indemnify each Sales Agent, Forward Purchaser and Forward Seller with respect to certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or contribute to payments that such Sales Agent, Forward Purchaser or Forward Seller may be required to make in respect of those liabilities.

Our Class A common stock is listed on The Nasdaq Global Select Market under the symbol “CRWV.” The last reported sale price of our Class A common stock on September 16, 2026 was $83.35 per share.

Investing in our Class A common stock involves certain risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement, page 3 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Deutsche Bank Securities	Goldman Sachs & Co. LLC	J.P. Morgan	Jefferies	Morgan Stanley	MUFG

Citigroup	Credit Agricole CIB	Societe Generale	TD Securities	Wells Fargo Securities
The date of this prospectus supplement is September 17, 2026.

We have authorized only the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus to be delivered to you. Neither we nor the Sales Agents, the Forward Sellers nor the Forward Purchasers (nor their affiliates) have authorized anyone to provide you with different or additional information and you should not assume we have verified any such information and we take no responsibility for it. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date after the date of this prospectus supplement.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which is part of a registration statement on Form S-3 (Registration Number 333-296553) that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf process, we are offering to sell our Class A common stock using this prospectus supplement and the accompanying prospectus. This prospectus supplement describes the specific terms of this offering. The accompanying prospectus and the information incorporated by reference therein describe our business and give more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. You should read this prospectus supplement together with the accompanying prospectus before making a decision to invest in our Class A common stock. If the information in this prospectus supplement or the information incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus, the information in this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and supersede that information in the accompanying prospectus.
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement, the accompanying prospectus or any related free writing prospectus. This prospectus supplement is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part. Before making an investment decision, you should read, in addition to this prospectus supplement, the accompanying prospectus and the registration statement, any documents that we incorporate by reference in this prospectus supplement and the accompanying prospectus, as referred to under “Where You Can Find More Information and Incorporation by Reference,” and you may obtain copies of those documents as described below.
In this prospectus supplement, the terms “we,” “our,” “us,” “the Company” and “CoreWeave” refer to CoreWeave, Inc.

WHERE YOU CAN FIND MORE INFORMATION
Available Information
We are required to file annual, quarterly and current reports, proxy statements, and other information with the SEC. Our filings are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov. Our filings are also available, free of charge, on our website at https://investors.coreweave.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus supplement (or any document incorporated by reference herein or therein).
We have filed a registration statement on Form S-3 to register with the SEC the securities offered hereby. This prospectus supplement does not contain all the information contained in the registration statement or the exhibits to the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement.
Incorporation by Reference
The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement. Information that is incorporated by reference is considered to be part of this prospectus supplement and you should read it with the same care that you read this prospectus supplement. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement, and will be considered to be a part of this prospectus supplement from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement:
•our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 2, 2026;
•the information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A filed with the SEC on April 22, 2026;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 8, 2026;
•our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 12, 2026;
•our Current Reports on Form 8-K filed with the SEC on January 2, 2026, January 26, 2026 (only with respect to Items 3.02 and 8.01), March 31, 2026 (only with respect to Items 1.01 and 2.03), April 9, 2026 (only with respect to Item 8.01), April 9, 2026 (only with respect to Item 8.01), April 14, 2026, April 15, 2026 (only with respect to Item 3.02), April 21, 2026, May 18, 2026 (only with respect to Items 1.01 and 2.03), June 10, 2026, June 18, 2026 and August 10, 2026 (only with respect to Items 1.01 and 2.03);
•and the description of our Class A common stock contained in Exhibit 4.13 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 2, 2026.
Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement.
We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the securities hereunder. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

CoreWeave will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement has been delivered, a copy of any and all of its filings with the SEC. You may request a copy of these filings by writing or telephoning CoreWeave at:
290 W. Mt. Pleasant Ave., Suite 4100
Livingston, New Jersey 07039
Telephone: (973) 270-9737

FORWARD LOOKING INFORMATION
This prospectus supplement and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our future operating results and financial position, our business strategy and plans, our financing strategies and plans, market growth, and our objectives for future operations. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, forward-looking statements may be identified by words such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” or the negative of these terms or other similar expressions. These statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Risks and uncertainties are discussed in greater detail under the heading “Risk Factors.”
These forward-looking statements are based on management’s beliefs and assumptions and speak only as of the date on which they were made. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should, however, review additional disclosures, cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on any forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in such forward-looking statements.
Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, restructurings, joint ventures, partnerships, or investments we may make.
In addition, statements that "we believe" and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date on which such statements are made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

SUMMARY
The following summary contains information about the offering of the Class A common stock. It does not contain all of the information that may be important to you in making a decision to purchase the Class A common stock. For a more complete understanding of CoreWeave and the offering of the Class A common stock, we urge you to carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, including the “Risk Factors” sections and our financial statements and the notes to those financial statements.
CoreWeave
CoreWeave is The Essential Cloud for AITM, purpose-built to accelerate breakthroughs by AI pioneers, from leading research labs to enterprises fueling business growth. Our CoreWeave Cloud platform enables the full lifecycle of AI, including large-scale model training, inference, data movement, continuous iteration, and agentic workflows. CoreWeave Cloud combines proprietary software and orchestration, advanced infrastructure, and managed cloud services within a highly secure environment to deliver best-in-class high-performance computing, enabling our customers to develop, deploy, and operate advanced AI models and applications at scale.
Corporate Information
Our principal executive offices are located at 290 W. Mt. Pleasant Ave., Suite 4100, Livingston, NJ 07039. Our telephone number is (973) 270-9737. Our website address is www.coreweave.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only, and are not hyperlinks. Investors should not rely on any such information in deciding whether to invest in our securities.
Recent Developments
New 2033 Convertible Notes
On September 17, 2026, we announced our intention to offer, subject to market and other conditions (the “New 2033 Convertible Notes Offering”), $3.0 billion in aggregate principal amount of convertible senior notes due 2033 (the “New 2033 Convertible Notes”). We expect to grant the initial purchasers of the New 2033 Convertible Notes an option to purchase, for settlement within a 13-day period beginning on, and including, the date we first issue the New 2033 Convertible Notes, up to an additional $500 million in aggregate principal amount of New 2033 Convertible Notes. The New 2033 Convertible Notes will be jointly and severally, fully and unconditionally guaranteed by our wholly-owned subsidiaries that currently or in the future guarantee our existing 9.250% senior notes due 2030, 9.000% senior notes due 2031, 9.750% senior notes due 2031, 9.625% senior notes due 2032, 8.500% senior notes due 2032, 1.75% convertible senior notes due 2031 and 1.75% convertible senior notes due 2032, as each may be (A) amended, extended, renewed, restated, supplemented or otherwise modified from time to time or (B) refinanced in the form of new capital markets indebtedness. The New 2033 Convertible Notes will mature on April 1, 2033, unless earlier repurchased, redeemed or converted. Additionally, the New 2033 Convertible Notes and the subsidiary guarantees will be the general senior, unsecured obligations of the Company and the guarantors, respectively. We intend to use a portion of the net proceeds from the offering of the New 2033 Convertible Notes to fund the cost of entering into the capped call transactions in connection therewith, with the remainder to be used for general corporate purposes. If the initial purchasers of the New 2033 Convertible Notes Offering exercise their option to purchase additional New 2033 Convertible Notes, then we intend to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions in connection therewith and the remainder of any such additional net proceeds for general corporate purposes.
In connection with the pricing of the New 2033 Convertible Notes, and any exercise of the initial purchasers’ option to purchase additional New 2033 Convertible Notes, we expect to enter into privately negotiated capped call transactions with one or more of the initial purchasers or their affiliates and/or one or more other financial institutions. The capped call transactions are expected generally to reduce the potential dilution to our Class A common stock upon any conversion of the New 2033 Convertible Notes and/or offset any potential cash payments we are required to make in excess of the principal amount of the converted New 2033 Convertible Notes, as the case may be, with such reduction and/or offset subject to a cap.
The New 2033 Convertible Notes Offering is being made pursuant to a separate confidential offering memorandum only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any of the New 2033 Convertible Notes we are offering in the New 2033 Convertible Notes Offering.
Sales of shares of our Class A common stock pursuant to this offering are not contingent on the completion of the New 2033 Convertible Notes Offering, and the completion of the New 2033 Convertible Notes Offering is not contingent on any sales of shares of our Class A common stock pursuant to this offering. As of the date hereof, we have yet to enter into definitive documentation for the New 2033 Convertible Notes. The planned issuance and sale of the New 2033 Convertible Notes are subject to uncertainties and contingencies which are beyond our control. No assurances can be given that we will issue and sell the New 2033 Convertible Notes for the amounts or on the terms set forth herein or at all.
New Contracts and Customer Commitments
Since June 30, 2026, we have signed short-dated customer contracts at pricing of approximately $40.0 million per megawatt, calculated as annualized revenue divided by power required to service the related clusters, with terms of approximately three to six months. In addition, between June 30, 2026 and August 11, 2026, we added more than $25 billion of net new customer commitments early in the third quarter of 2026 and increased our total contracted power to approximately 4.2 gigawatts as of August 11, 2026 from approximately 3.7 gigawatts as of June 30, 2026.

THE OFFERING

Issuer	CoreWeave, Inc., a Delaware corporation.

Class A common stock offered by us	Up to 35,000,000 shares of our Class A common stock.

Use of proceeds
We intend to use the net proceeds, if any, (x) from this offering, after deducting the Sales Agents’ commissions and our offering expenses and (y) payable upon settlement of any collared forward sale agreement, in each case, for general corporate purposes. General corporate purposes may include, without limitation, repayment of indebtedness, payment of operating expenses, capital expenditures, investments in our subsidiaries, acquisitions, and support of our objective of migrating our enterprise credit profile toward investment grade.

We will not initially receive any proceeds from any sales of our Class A common stock by a Forward Seller in connection with any collared forward sale agreement. We expect to receive the proceeds from the settlement of any sales of our Class A common stock pursuant to a collared forward sale agreement as described under the caption entitled “Use of Proceeds.”

See “Use of Proceeds.”

Listing	Our Class A common stock is listed on The Nasdaq Global Select Market under the symbol “CRWV.”

Risk factors
An investment in our Class A common stock involves various risks, and prospective investors should carefully consider the matters discussed under the caption entitled “Risk Factors” beginning on page S-9 of this prospectus supplement and beginning on page 3 of the accompanying prospectus.

Conflicts of Interest	Because the Sales Agents or their affiliates acting as Forward Purchasers and/or Forward Sellers may receive 5% or more of the net proceeds of any offering of shares of our Class A common stock borrowed by a Forward Purchaser and sold through its affiliated Forward Seller, each of these Sales Agents or affiliates thereof is deemed to have a “conflict of interest” under Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in FINRA Rule 5121, exists for our Class A common stock. See “Plan of Distribution (Conflicts of Interest)—Conflicts of Interest” in this prospectus supplement.
The number of shares of our Class A common stock outstanding as of July 31, 2026 is 458,871,690, and excludes:
•23,641,274 shares of our Class A common stock issuable upon the exercise of stock options to purchase shares of our Class A common stock outstanding under our 2019 Stock Option Plan (the “2019 Plan”);
•14,221,812 shares of our Class A common stock issuable upon the vesting and settlement of restricted stock units (“RSUs”) outstanding under the 2019 Plan;
•15,106,561 shares of our Class A common stock issuable upon the vesting and settlement of RSUs under the 2025 Equity Incentive Plan (the “2025 Plan”);
•11,864,667 shares of our Class A common stock issuable upon the exercise of warrants to purchase shares of our Class A common stock outstanding; and

•77,262,262 shares of our Class A common stock reserved for future issuance under our equity compensation plans, consisting of (i) 62,503,685 shares of our Class A common stock reserved for future issuance under our 2025 Plan and (ii) 14,758,577 shares of our Class A common stock reserved for issuance under our 2025 Employee Stock Purchase Plan (the “2025 ESPP”).

RISK FACTORS
Investing in our Class A common stock involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, you should consider carefully the following factors relating to us and our Class A common stock before making an investment in our Class A common stock offered hereby. In addition to the risk factors set forth below, please read the information included or incorporated by reference under “Risk Factors” in the accompanying prospectus. You should also consider the risks, uncertainties and assumptions discussed in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. If any of the following risks or those incorporated by reference actually occur, our business, results of operations, financial condition, cash flows or prospects could be materially adversely affected, which in turn could adversely affect the trading price of our Class A common stock. As a result, you may lose all or part of your original investment. You should carefully review the information about these securities set forth in this prospectus supplement and the accompanying prospectus. As used in this section, “we,” “our,” “us,” “CoreWeave” and the “Company” refer to CoreWeave and not to any of its subsidiaries.
Risk Factors Relating to Our Class A Common Stock
The market price of our Class A common stock has been, and may continue to be, volatile, and you could lose all or part of your investment.
The trading price of our Class A common stock has been and may continue to be volatile and we cannot predict the prices at which our Class A common stock will continue to trade. The market price of our Class A common stock depends on a number of factors, including those described in this "Risk Factors" section, many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose all or part of your investment in our Class A common stock. Factors that could cause fluctuations in the market price of our Class A common stock include, but are not limited to, the following:
•actual or anticipated changes or fluctuations in our operating results;
•our incurrence of any additional indebtedness or any fluctuations in interest rates impacting our existing indebtedness;
•our ability to produce timely and accurate financial statements;
•the financial projections we may provide to the public, any changes in these projections, or our failure to meet these projections;
•announcements by us or our competitors of new offerings, AI advancements, or data center capacity or new or terminated significant contracts, commercial relationships, acquisitions, or capital commitments;
•industry or financial analyst or investor reaction to our press releases, other public announcements and filings with the SEC;
•rumors and market speculation involving us or other companies in our industry;
•price and volume fluctuations in the overall stock market from time to time;
•our ability to access the credit markets or the overall performance of the stock market or technology companies;
•failure of industry or financial analysts to maintain coverage of us, changes in financial estimates by any analysts who follow our company, or our failure to meet these estimates or the expectations of investors;
•actual or anticipated developments in our business or our competitors' businesses or the competitive landscape generally;

•litigation or other proceedings involving us, our industry or both, or investigations by regulators into our operations or those of our competitors;
•developments or disputes concerning our intellectual property rights or our solutions, or third-party proprietary rights;
•new laws or regulations or new interpretations of existing laws or regulations applicable to our business;
•any major changes in our management or our board of directors;
•the global political, economic, and macroeconomic climate, including but not limited to, actual or perceived instability in the banking industry, potential uncertainty with respect to the federal debt ceiling and budget and potential government shutdowns related thereto, such as the United States government shutdown in October and November of 2025, domestic and foreign regulatory uncertainty, disruption of global energy supplies and increases in global energy prices, changes in trade policies, including the imposition of tariffs, trade controls and other trade barriers or retaliation for those measures by other governments, labor shortages, supply chain disruptions, potential recession, inflation and stagflation, and rising interest rates;
•other events or factors, including those resulting from war and armed conflict, including the conflicts in the Middle East and Ukraine, tensions between China and Taiwan, incidents of terrorism, or responses to these events; and
•cybersecurity incidents.
In addition, the stock market in general, and the market for technology companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies, particularly during the current period of global macroeconomic and geopolitical uncertainty. These economic, political, regulatory, and market conditions have and may continue to negatively impact the market price of our Class A common stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market prices of a particular company's securities, securities class action litigation has often been instituted against that company. Securities litigation, if instituted against us, could result in substantial costs and divert our management's attention and resources from our business. This could have an adverse effect on our business, operating results, financial condition, and prospects.
The actual number of any shares we may issue and gross proceeds resulting from those sales, at any one time or in total, is uncertain.
Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law and the conditions in the Equity Distribution Agreement, we have the discretion to deliver a sale order to one of the Sales Agents designated by us, or to deliver a forward placement notice to one of the Forward Purchasers and its affiliated Forward Seller, at any time throughout the term of the Equity Distribution Agreement. The number of shares that are sold by such Sales Agent or Forward Seller, as the case may be, after the delivery of any sale order or forward placement notice will fluctuate based on the market price of our Class A common stock during the sale period and limits we set with such Sales Agent or with the applicable Forward Purchaser and Forward Seller, as the case may be, in any order to sell shares or forward placement notice, and the demand for our Class A common stock during the sale period. Because the price per share of each share sold will fluctuate based on the market price of our Class A common stock during the sale period, it is not possible at this stage to predict the gross proceeds to be raised in connection with those sales or any collared forward sale agreement entered into in connection therewith, or the number of shares, if any, that will be ultimately issued.
The Class A common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares of Class A common stock in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to certain limitations in and compliance with the conditions in the Equity Distribution Agreement and to market demand, to vary the timing, prices and numbers of shares sold, and subject to the final determination by the pricing committee established by our board of directors or any restrictions we may place in any applicable sale order, there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of sales made at prices lower than the prices they paid.
Sales of substantial amounts of our Class A common stock in the public markets or issuance of additional shares of our Class A common stock or convertible securities, or the perception that they might occur, could cause the market price of our Class A common stock to decline.
Sales of a substantial number of shares of our Class A common stock into the public market, including shares of our Class A common stock held by our Co-Founders that have been converted from shares of our Class B common stock, and particularly sales by our directors, executive officers, and principal securityholders, or the perception that these sales might occur, could cause the market price of our Class A common stock to decline.
Pursuant to our third amended and restated investors' rights agreement, dated May 16, 2024, and the amended and restated registration rights agreement, dated October 17, 2022, as amended by the registration rights waiver and amendment, dated as of March 19, 2025, certain holders of our Class A common stock can require us to file registration statements for the public resale of the Class A common stock held by them or to include such shares in registration statements that we may file for us or other securityholders. We may also issue our shares of common stock or securities convertible into shares of our Class A common stock from time to time in connection with option exercises, warrant exercises, financings, acquisitions, investments, or otherwise, including if holders of our convertible senior notes due 2031 or our convertible senior notes due 2032 elect to convert their notes and if we elect to deliver the consideration due to converting holders wholly or in part in shares of our Class A common stock.
Any further issuance, including pursuant to this offering, could result in substantial dilution to our existing securityholders and cause the market price of our Class A common stock to decline. Our decision to issue securities in this offering and any future offering will depend on market conditions, waivers of applicable rights of certain stockholders, and other factors beyond our control, which may adversely affect the amount, timing, or nature of sales in this offering and our future offerings. As a result, holders of our Class A common stock bear the risk that our future offerings may reduce the market price of our Class A common stock and dilute their percentage ownership.
The multi-class structure of our common stock has the effect of concentrating voting power with our Co-Founders, which will limit your ability to influence the outcome of important transactions, including a change in control.
Our Class B common stock has ten votes per share, our Class A common stock has one vote per share, and our Class C common stock has no votes per share. As of June 30, 2026, our Co-Founders collectively hold all of the issued and outstanding shares of our Class B common stock. Because of the ten-to-one voting ratio between our Class B common stock and Class A common stock, our Co-Founders collectively continue to control a significant percentage of the combined voting power of our common stock, which voting power may increase over time upon the exercise or settlement and exchange of equity awards held by our Co-Founders pursuant to their equity exchange rights which provide each Co-Founder with the right (but not obligation) to require us to exchange, for shares of our Class B common stock, any shares of our Class A common stock received by him upon the exercise or settlement of equity awards for shares of our Class A common stock granted prior to September 2024. Therefore, our Co-Founders, individually or together, are able to significantly influence matters submitted to our securityholders for approval, including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions. Our Co-Founders, individually or together, may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentrated control may have the effect of delaying, preventing, or deterring a change in control of our company, could deprive our securityholders of an opportunity to receive a premium for their capital stock as part of a sale of our company, and might ultimately affect the market price of our Class A common stock.
Future transfers by the holders of Class B common stock will generally result in those shares converting into shares of Class A common stock, subject to limited exceptions, such as certain transfers effected for estate planning or charitable purposes. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon the earlier of (i) a date that is fixed by our board of directors that is no more than 61 days following the seventh anniversary of the IPO, or no later than May 31, 2032, (ii) the date specified by the affirmative vote of two-thirds of the outstanding voting power of the Class B common stock, or (iii) no more than 61 days following the first date Mr. Intrator is no longer providing services that occupy substantially all of his working time and business efforts to us as an officer, employee, or consultant, as determined by the board of directors (other than as a result of termination of Mr. Intrator's employment without cause) (such conversion, the "Class B Automatic Conversion").
Additionally, future issuances of our Class C common stock may further concentrate the voting power of our Co-Founders by prolonging the duration of their control and/or by giving them an opportunity to achieve liquidity without diminishing their voting power. See "—Any future issuance of our Class C common stock may have the effect of further concentrating voting control in our Class B common stock, may discourage potential acquisitions of our business, and could have an adverse effect on the market price of our Class A common stock." If we are unable to effectively manage these risks, our business, operating results, financial condition, and prospects could be adversely affected.
The issuance of shares under the Equity Distribution Agreement and any collared forward sale agreement may be dilutive and there may be future dilution of our Class A common stock.
The issuance of our Class A common stock in this offering, as well as any shares issued by us in connection with settlement of a collared forward sale agreement, the receipt of the expected net proceeds and the use of those proceeds, may have a dilutive effect on our earnings per share. The actual amount of dilution cannot be determined at this time and will be based on numerous factors, including whether we have generated positive net income at such time. We are not restricted from issuing additional securities in the future, including Class A common stock, securities that are convertible into or exchangeable for, or that represent the right to receive shares of Class A common stock or any substantially similar securities. The market price of our Class A common stock could decline as a result of issuances or sales of a large number of shares of our Class A common stock in the market after this offering or the perception that such issuances or sales could occur. Additionally, future issuances or sales of a large number of shares of our Class A common stock may be at prices below the offering price of the shares of Class A common stock offered by this prospectus supplement and may adversely impact the market price of our Class A common stock.
Any transactions effected by the Forward Purchasers and/or their affiliates to establish, modify or, in some cases, unwind the Forward Purchasers’ hedge positions in connection with the collared forward transactions may have a positive, negative or neutral impact on the market price of shares of our Class A common stock.
In connection with any collared forward sale agreement, the relevant Forward Purchaser will borrow from third parties and, through its affiliated Forward Seller, sell the number of shares of our Class A common stock underlying such collared forward sale agreement over the applicable forward hedge selling period, all subject to the terms of the Equity Distribution Agreement and such collared forward sale agreement. Such sales could have the effect of decreasing, or limiting an increase in, the market price of shares of our Class A common stock. We have been advised by each of the Forward Purchasers that it expects that, on the same days during such forward hedge selling period when its affiliated Forward Seller is so selling the number of shares of our Class A common stock underlying such collared forward sale agreement, such Forward Purchaser or its affiliates will be contemporaneously purchasing a substantial portion of such number of shares in the open market for its own account in a manner designed to avoid the matching or crossing of those sales and purchases, as each of the Forward Purchasers expects its initial hedge position in respect of each collared forward transaction to be less than such number of shares of our Class A common stock underlying such collared forward sale agreement. Such purchases in the open market may separately have the effect of increasing, or limiting a decrease in, the market price of shares of our Class A common stock.
In addition, we have been advised by each of the Forward Purchasers that it expects to dynamically modify its hedge positions for its own account by it (or its affiliates or agents) buying or selling shares of our Class A common stock or engaging in derivatives or other transactions with respect to shares of our Class A common stock from time to time during the term of a particular collared forward transaction, including during the valuation period for such collared forward transaction. The purchases and sales of shares of our Class A common stock or other hedging transactions by the relevant Forward Purchaser to dynamically modify its hedge positions from time to time during the term of a collared forward transaction may variously have a positive, negative or neutral impact on the market price of shares of our Class A common stock, depending on market conditions at such times, and may occur at a time when we are otherwise engaged in a distribution of shares of our Class A common stock to the public.
In addition, subject to certain conditions specified in the relevant collared forward sale agreement, we have the right to elect to receive a portion of the consideration owed to us at settlement of the collared forward sale agreement in the form of shares of our Class A common stock in lieu of cash, with the number of shares of our Class A common stock deliverable to us calculated over a period of time following the date we make such election (which period may extend past the physical settlement date of the relevant collared forward transaction) based on the average of the SEC Rule 10b-18 volume-weighted average prices, as measured under the collared forward sale agreement, of our Class A common stock during that period. We refer to such period as the “unwind period.” Purchases of, and other hedge unwind transactions with respect to, our Class A common stock by the relevant Forward Purchaser (or any of its affiliates or agents) during such unwind period in connection with settlement of any collared forward transaction may have the effect of increasing, or limiting a decrease in, the market price of our Class A common stock during such unwind period.
We are limited to physical settlement for a collared forward transaction.
We expect that settlement of any collared forward transaction generally will occur not later than the settlement date specified in the applicable collared forward sale agreement. We also expect that each collared forward transaction will be physically settled by delivery of shares of our Class A common stock. Upon physical settlement of such collared forward transaction, delivery of shares of our Class A common stock in connection with such physical settlement would result in dilution to our earnings per share and return on equity to the extent we have positive net income at such time.
We will be obligated to settle each collared forward transaction physically by delivery of the number of shares of our Class A common stock underlying such collared forward transaction against payment therefor. Consequently, we will not be able to avoid settling a collared forward transaction by issuing shares of our Class A common stock against payment therefor at the time of settlement even if we do not have a need for capital at that time. In addition to resulting in dilution to our earnings per share as well as return on equity, physical settlement of a collared forward transaction may adversely affect the market price of our Class A common stock.
Notwithstanding the general requirement that we physically settle each collared forward transaction, we may, subject to certain conditions, elect to receive a portion of the consideration owed to us at settlement of any collared forward sale agreement in the form of shares of our Class A common stock in lieu of cash, with the number of shares of our Class A common stock deliverable to us calculated over the applicable unwind period.
Under each collared forward sale agreement, the relevant Forward Purchaser will have the right to terminate a collared forward transaction (or, in certain cases, the portion thereof that it determines is affected by the event giving rise to the termination right) at any time prior to physical settlement and require us to unwind the collared forward transaction by paying cash, or, at our election, in certain cases and subject to certain conditions, by delivering shares (or, in the case of a merger, any alternative property receivable upon such merger) having an equal value on a date specified by such Forward Purchaser under certain conditions or upon the occurrence of certain events, irrespective of our interests, including our need for capital, all as further described under “—Acceleration and termination provisions contained in the collared forward sale agreements subject us to certain risks.”
Acceleration and termination provisions contained in the collared forward sale agreements subject us to certain risks.
We will set the scheduled maturity of a collared forward transaction at the time we enter into the collared forward transaction based, among other factors, upon the market conditions at the time. Although we may settle a collared forward transaction only on the scheduled maturity date thereof and do not have a right to terminate or settle any collared forward transaction early, a Forward Purchaser will have the right to accelerate the scheduled maturity date of any collared forward transaction at any time on or after the applicable first acceleration date (as defined under “Use of Proceeds”), as specified in the collared forward sale agreement for such collared forward transaction. Upon acceleration, we would be obligated to settle such collared forward transaction physically by delivery of the number of shares of our Class A common stock underlying such collared forward transaction against payment therefor irrespective of our interests, including our need for capital, which could result in dilution to our earnings per share and may adversely affect the market price of our Class A common stock.
In addition to the right of a Forward Purchaser to accelerate the scheduled maturity date of a collared forward transaction for physical settlement as described above, such Forward Purchaser may terminate a collared forward transaction (or, in certain cases, the portion thereof that it determines is affected by the event giving rise to the termination right) early and require us to unwind such collared forward transaction (or such portion thereof) by paying cash, or, at our election, in certain cases and subject to certain conditions, delivering shares of our Class A common stock (or, in the case of a merger, any alternative property receivable upon such merger) having an equal value, irrespective of our interests, including our need for capital, upon the occurrence of certain events to be specified in the collared forward sale agreement for the collared forward transaction, including (among other things):
•certain mergers, certain events involving our nationalization or insolvency, a delisting of shares of our Class A common stock and certain changes in law;
•such Forward Purchaser determines that it has the right to acquire a number of shares under such collared forward transaction that would result in such Forward Purchaser exceeding any excess ownership limits set forth in the relevant collared forward sale agreement with respect to certain ownership restrictions and related filing requirements under federal securities laws, Delaware corporate laws or other applicable laws and regulations, as applicable, and such Forward Purchaser determines it is unable to effect a transfer or assignment to a third party in accordance with the requirements set forth in the relevant collared forward sale agreement, in which case such Forward Purchaser may terminate only the portion of such collared forward transaction as is necessary to comply with the relevant ownership position limits;
•such Forward Purchaser or its affiliate, on account of a change in law or an increase in the cost of stock borrow above a specified rate, would incur a materially increased cost to hedge its exposure under such collared forward transaction;
•certain events of default or termination events, including any material misrepresentation made by us in connection with entering into such collared forward transaction, certain bankruptcy or insolvency events with respect to us (except as described below) or the applicable Forward Purchaser or the occurrence of an event or circumstance causing certain payments or deliveries under, or material compliance with, such collared forward transaction to be unlawful (each as more fully set forth in the applicable collared forward sale agreement); or
•a market disruption event (including on account of any regulatory disruption) during a specified valuation period which lasts for more than nine consecutive scheduled trading days (in each case, as determined pursuant to the terms of the applicable collared forward sale agreement).
Upon such a termination in the case of the first or third bullet above, such Forward Purchaser will determine, in good faith and in a commercially reasonable manner, the amount of the losses or costs that it will incur or the amount of the gains that it will realize under the circumstances in replacing or providing for itself the economic equivalent of (i) the material terms of such collared forward transaction (or applicable portion thereof), including the payments and deliveries by the parties thereunder that would, but for the event leading to such termination, have been required on or after the date that such collared forward transaction (or applicable portion thereof) was terminated and (ii) the option rights of the parties in respect of such collared forward transaction (or applicable portion thereof). Upon termination of a collared forward transaction (or applicable portion thereof) in the case of the second, fourth or fifth bullet above, such Forward Purchaser will determine, in good faith and in a commercially reasonable manner, the amount of its total losses, costs and gains under such collared forward transaction (or applicable portion thereof), including those resulting from any loss of bargain, cost of funding or, without duplication, loss, cost or gain from terminating, liquidating, obtaining or reestablishing any hedge or related trading position. In either case, we will be required to pay to such Forward Purchaser any amount of such losses or costs and will be entitled to receive from it any amount of such gains remaining after netting all such amounts against each other.
Price and other adjustment provisions in the collared forward sale agreements may affect the economic results of the collared forward transactions thereunder.
The collared forward sale agreement for each collared forward transaction will provide for the relevant Forward Purchaser to be able to make certain price and other adjustments to the terms of such collared forward transaction in good faith and in a commercially reasonable manner to account for the economic effect on such collared forward transaction of certain events, including (among other things) any payment by us of dividends or distributions on the shares of our Class A common stock and the occurrence of certain other events which do not permit such Forward Purchaser to terminate such collared forward transaction but for which anti-dilution and other adjustments are necessary in order to preserve the fair value of such collared forward transaction. Any such price and other adjustments would affect the economic results that we experience upon the settlement of such collared forward transaction, which could adversely impact an investor in shares of our Class A common stock.
In case of our bankruptcy or insolvency, any collared forward sale agreement that is in effect will automatically terminate, and we would not receive the expected proceeds from any forward sales of shares of our Class A common stock.
If we or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, any collared forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the relevant Forward Purchaser any shares of our Class A common stock not previously delivered, and the relevant Forward Purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any shares of our Class A common stock not previously settled under the applicable collared forward sale agreement. Therefore, to the extent that there are any shares of our Class A common stock with respect to which any collared forward sale agreement has not been settled at the time of the commencement of any such bankruptcy, insolvency, winding up or liquidation proceedings, we would not receive the relevant forward sale price per share in respect of those shares of our Class A common stock.

USE OF PROCEEDS
We intend to use the net proceeds, if any, (x) from this offering, after deducting the Sales Agents’ commissions and our offering expenses and (y) payable upon settlement of any collared forward sale agreement, in each case, for general corporate purposes. General corporate purposes may include, without limitation, repayment of indebtedness, payment of operating expenses, capital expenditures, investments in our subsidiaries, acquisitions, and support of our objective of migrating our enterprise credit profile toward investment grade.
We will not initially receive any proceeds from any sales of our Class A common stock by a Forward Seller in connection with any collared forward sale agreement. On the settlement date for a collared forward transaction, which will be a date elected by the relevant Forward Purchaser that will not be earlier than a date determined at the time of entering into such collared forward transaction (the “first acceleration date”) and not later than the scheduled maturity date for such collared forward transaction, (1) we will deliver to such Forward Purchaser the aggregate number of shares of our Class A common stock underlying all components of such collared forward transaction (together with cash in lieu of any fractional share), and (2) such Forward Purchaser will pay to us (i) an amount equal to the sum for all components of such collared forward transaction of the product of (A) the number of shares of our Class A common stock underlying such component, multiplied by (B) the floor price for such component less the product of (x) the hedge reference price for such component multiplied by (y) the Forward Hedge Selling Commission Rate (as defined in the applicable collared forward sale agreement, and which may be zero but no greater than 2.0%) and (ii) an amount equal to the sum for all components of such collared forward transaction of the product of (x) the number of shares of our Class A common stock underlying such component, multiplied by (y) the amount by which the collared forward sale price (which may not exceed the cap price) for such component exceeds the floor price for such component. However, we will, subject to certain conditions specified in the applicable collared forward sale agreement, have the right to elect to receive the consideration described in clause (ii) above in the form of shares of our Class A common stock in lieu of cash, with the number of shares of our Class A common stock to be calculated over a period of time (the “unwind period”) following the date we make such election (which period may extend past the physical settlement date of such collared forward transaction) based on the average of the SEC Rule 10b-18 volume-weighted average prices, as measured under such collared forward sale agreement, of our Class A common stock during such unwind period.

DESCRIPTION OF CAPITAL STOCK
The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to the relevant provisions of the Delaware General Corporation Law (“DGCL”), our amended and restated certificate of incorporation and our amended and restated bylaws. For a complete description of the matters set forth in this section titled “Description of Capital Stock,” you should refer to the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See the section titled “Where You Can Find More Information” below.
Our authorized capital stock consists of 3,000,000,000 shares of our Class A common stock, $0.000005 par value per share, 200,000,000 shares of our Class B common stock, $0.000005 par value per share, 200,000,000 shares of our Class C common stock, $0.000005 par value per share, and 100,000,000 shares of undesignated preferred stock, $0.000005 par value per share.
Class A Common Stock, Class B Common Stock and Class C Common Stock
We have three series of authorized common stock: Class A common stock, Class B common stock, and Class C common stock. The rights of holders of shares of our Class A common stock, Class B common stock, and Class C common stock are identical, except with respect to voting and conversion rights.
Dividend rights
Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of shares of our Class A common stock, Class B common stock, and Class C common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.
Voting rights
Holders of shares of our Class A common stock are entitled to one vote for each share of our Class A common stock held on all matters submitted to a vote of securityholders, holders of our Class B common stock are entitled to ten votes for each share of our Class B common stock held on all matters submitted to a vote of securityholders, and holders of our Class C common stock are entitled to no votes for each share of our Class C common stock held on all matters submitted to a vote of securityholders, except as otherwise required by law.
Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of securityholders, unless otherwise required by Delaware law. Delaware law could require holders of our Class A common stock, Class B common stock, or Class C common stock to vote separately as a single class if we were to seek to amend our amended and restated certificate of incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of our capital stock in a manner that affected its holders adversely.
In addition, our amended and restated certificate of incorporation provides that a separate vote of the holders of our Class B common stock will be required in connection with any amendment to our amended and restated certificate of incorporation that would alter the rights of the Class B common stock, reclassify any shares of our Class A common stock into shares senior to the Class B common stock, or authorize the issuance of any shares of capital stock with voting rights greater than one vote per share (other than the Class B common stock). We have not provided for cumulative voting for the election of directors in our amended and restated certificate of incorporation.
No Preemptive or Similar Rights
Our Class A common stock, Class B common stock, and Class C common stock are not entitled to preemptive rights and are not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions
Subject to the preferential or other rights of any holders of Preferred Stock then outstanding, upon our liquidation, dissolution, or winding-up, the assets legally available for distribution to our securityholders would be distributable ratably among the holders of our Class A common stock, Class B common stock, and Class C common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.
Conversion
Class B Common Stock. Each outstanding share of our Class B common stock held by Michael Intrator, Brian Venturo and Brannin McBee (each, a “Co-Founder”) or certain permitted affiliates (collectively, the “Applicable Holders”) is convertible at any time at the option of the applicable Co-Founder into one share of our Class A common stock. In addition, each share of our Class B common stock held by an Applicable Holder will convert automatically into one share of our Class A common stock (i) upon any transfer, whether or not for value, which occurs after the closing of our initial public offering, except for certain permitted transfers described in our amended and restated certificate of incorporation, including transfers to spouses, trusts for which the securityholder or their spouse serves as trustee, and partnerships, corporations, and other entities exclusively owned by the Co-Founder or their spouse; (ii) upon the date fixed by the board of directors, which date will be no more than 61 days following the first date on which the applicable Co-Founder and his permitted affiliates hold less than 50% of the aggregate outstanding shares of our Class A common stock and Class B common stock (including shares underlying outstanding options or other convertible securities) held on March 27, 2025, the date on which the registration statement for our initial public offering was declared effective by the SEC; (iii) upon the date fixed by the board of directors following the first date the applicable Co-Founder is no longer providing services that occupy substantially all of his working time and business efforts to us as an officer, employee, or consultant, as determined by the board of directors (other than as a result of termination of such Co-Founder’s employment without cause) (a “Service Termination”), which date will be no more than 61 days following such Service Termination; (iv) upon the date the applicable Co-Founder’s employment is terminated for cause; and (v) upon the date fixed by the board of directors after the death or disability of the applicable Co-Founder, which date will be no more than 61 days following such Service Termination. Once converted or transferred and converted into our Class A common stock, the Class B common stock will not be reissued.
All the outstanding shares of our Class B common stock will convert automatically into shares of our Class A common stock upon the earlier of (x) a date that is fixed by our board of directors that is no more than 61 days following the seventh anniversary of our initial public offering, (y) the date specified by the affirmative vote of two-thirds of the outstanding voting power of the Class B common stock, or (z) no more than 61 days following Michael Intrator’s Service Termination (such conversion, the “Class B Automatic Conversion”). Following such conversion, each share of Class A common stock will have one vote per share and the rights of the holders of all outstanding common stock will be identical. Once converted into our Class A common stock, the Class B common stock may not be reissued.
Class C Common Stock. All of the outstanding shares of our Class C common stock will automatically convert into shares of our Class A common stock following both (a) the earliest of (i) the conversion or exchange of all then-outstanding shares of our Class B common stock into or for shares of our Class A common stock, (ii) the Class B Automatic Conversion, and (iii) the affirmative vote of the holders of a majority of the then-outstanding shares of Class B common stock and upon (b) the date and time or occurrence of an event specified by the vote of the holders of a majority of the then-outstanding shares of Class A common stock.
Class C Common Stock
Our authorized but unissued shares of Class C common stock are available for issuance with the approval of our board of directors without securityholder approval, except as may be required by the rules of The Nasdaq Stock Market LLC. We may in the future issue shares of our Class C common stock for a variety of corporate purposes, including financings, acquisitions, investments, and equity incentives to our employees, consultants, and directors.

Our Class C common stock provides us with the flexibility to do so without diluting the existing voting power of the outstanding shares of our Class A common stock and Class B common stock. Because our Class C common stock carries no voting rights (except as otherwise required by law) and is not listed for trading on an exchange or registered for sale with the SEC, shares of our Class C common stock may be less liquid and less attractive to any future recipients of these shares than shares of our Class A common stock, although we may seek to list shares of our Class C common stock for trading and register shares of our Class C common stock for sale in the future. In addition, because our Class C common stock carries no voting rights (except as otherwise required by law), if we issue shares of our Class C common stock in the future, the holders of our Class B common stock may be able to hold significant voting control and determine the outcome of most matters submitted to a vote of our securityholders for a longer period of time than would be the case if we issued shares of our Class A common stock rather than shares of our Class C common stock in such transactions. In addition, each share of our Class C common stock will automatically convert into one share of our Class A common stock following both (i) the earliest of (a) the conversion or exchange of all then-outstanding shares of our Class B common stock into or for shares of our Class A common stock, (b) the Class B Automatic Conversion, and (c) the affirmative vote of the holders of a majority of the then-outstanding shares of Class B common stock and upon (ii) the date and time or occurrence of an event specified by the vote of the holders of a majority of the then-outstanding shares of Class A common stock.
Preferred Stock
Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our securityholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our securityholders. The number of authorized shares of our preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the vote of the holders of our capital stock entitled to vote thereon, without a separate vote of the holders of the preferred stock, irrespective of the provisions of Section 242(b)(2) of the DGCL, unless a separate vote of the holders of one or more series is required pursuant to the terms of any applicable certificate of designation. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control and might adversely affect the market price of our Class A common stock and the voting and other rights of the holders of our Class A common stock, Class B common stock, and Class C common stock.
Anti-Takeover Provisions
The provisions of the DGCL, our amended and restated certificate of incorporation, and our amended and restated bylaws, which are summarized below, could have the effect of delaying, deferring, or discouraging another person from acquiring control of our company. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.
Delaware Law
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested securityholder” for a three-year period following the time that this securityholder becomes an interested securityholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested securityholder is prohibited unless it satisfies one of the following conditions:
•before the securityholder became interested, our board of directors approved either the business combination or the transaction, which resulted in the securityholder becoming an interested securityholder;
•upon consummation of the transaction, which resulted in the securityholder becoming an interested securityholder, the interested securityholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans in some instances, but not the outstanding voting stock owned by the interested securityholder; or
•at or after the time the securityholder became interested, the business combination was approved by our board and authorized at an annual or special meeting of the securityholders by the affirmative vote of at least two-thirds of the outstanding voting stock, which is not owned by the interested securityholder.
Generally, a “business combination” includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested securityholder. An “interested securityholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested securityholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that DGCL Section 203 may also discourage attempts that might result in a premium over the market price for the shares of Class A common stock held by securityholders.
Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions
Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers, or delaying or preventing changes in control of our management team or changes in our board of directors or our governance or policy, including the following:
•Multi-Class Common Stock. Our amended and restated certificate of incorporation provides for a multi-class common stock structure pursuant to which holders of our Class B common stock may have significant influence over the outcome of matters submitted to our securityholders for approval, even if they own significantly less than a majority of the shares of our outstanding common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets.
•Board of directors vacancies. Our amended and restated certificate of incorporation and our amended and restated bylaws authorize generally only our board of directors to fill vacant directorships resulting from any cause or created by the expansion of our board of directors. In addition, the number of directors constituting our board of directors may be set only by resolution adopted by a majority vote of our entire board of directors. These provisions prevent a securityholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.
•Classified board. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that our board of directors is classified into three classes of directors. The existence of a classified board of directors could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror.
•Supermajority Requirements for Amendments of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. Our amended and restated certificate of incorporation provides that the affirmative vote of holders of at least two-thirds of the voting power of all of the then outstanding shares of capital stock is required to amend certain provisions of our amended and restated certificate of incorporation, including provisions relating to the classified board, the size of our board of directors, removal of directors, special meetings, and actions by written consent; provided, that, if two-thirds of our board of directors has approved the adoption, amendment or repeal of such provision, then only the affirmative vote of a majority of the voting power of all of the then outstanding shares of capital stock shall be required to adopt, amend or repeal such provision. The affirmative vote of holders of at least two-thirds of the voting power of all of the then outstanding shares of capital stock is required to amend or repeal our amended and restated bylaws, although our amended and restated bylaws may be amended by a simple majority vote of our board of directors. Additionally, in the case of any proposed adoption, amendment, or repeal of any provisions of the amended and restated bylaws that is approved by our board of directors and submitted to the securityholders for adoption, if two-thirds of our board of directors elects to submit such adoption, amendment, or repeal of any provisions of our amended and restated bylaws to our securityholders for adoption, then only the affirmative vote of a majority of the voting power of all of the then outstanding shares of capital stock shall be required to adopt, amend, or repeal any provision of our amended and restated bylaws.
•Securityholder action; Special meeting of securityholders. Our amended and restated certificate of incorporation provides that our securityholders may not take action by written consent but may only take action at annual or special meetings of our securityholders; provided that securityholder action by written consent of a majority of the voting power of all then-outstanding shares of our capital stock is permitted so long as the voting power of all then-outstanding shares of Class B common stock represents greater than a majority of the combined voting power of all then-outstanding shares of our capital stock. As a result, holders of our capital stock, other than holders of a majority of then-outstanding shares of Class B common stock as previously described, would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our securityholders called in accordance with our amended and restated bylaws. Our amended and restated certificate of incorporation and our amended and restated bylaws provides that special meetings of our securityholders may be called only by a majority of our board of directors, the chairperson of our board of directors, our chief executive officer, or our lead independent director, thus prohibiting a securityholder from calling a special meeting. These provisions might delay the ability of our securityholders to force consideration of a proposal or for securityholders to take any action, including the removal of directors.
•Advance notice requirements for securityholder proposals and director nominations. Our amended and restated bylaws provide advance notice procedures for securityholders seeking to bring business before our annual meeting of securityholders or to nominate candidates for election as directors at our annual meeting of securityholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a securityholder’s notice. These provisions may preclude our securityholders from bringing matters before our annual meeting of securityholders or from making nominations for directors at our annual meeting of securityholders. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
•No cumulative voting. The DGCL provides that securityholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting.
•Directors Removed Only for Cause. Our amended and restated certificate of incorporation provides that securityholders may remove directors only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the then-outstanding capital stock.
•Issuance of undesignated preferred stock. Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the securityholders, to issue up to 100,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

•Exclusive forum. Our amended and restated bylaws provide that, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; any action asserting a claim against us that is governed by the internal affairs doctrine or asserting an “internal corporate claim,” as defined by the DGCL; or any to interpret, apply, enforce, or determine the validity of the amended and restated certificate of incorporation or amended and restated bylaws. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. Our amended and restated bylaws also provide that the federal district courts of the United States will, to the fullest extent permitted by law, be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act (the “Federal Forum Provision”). While there can be no assurance that federal or state courts will follow the holding of the Supreme Court of the State of Delaware which recently found that such provisions are facially valid under Delaware law or determine that the Federal Forum Provision should be enforced in a particular case, application of the Federal Forum Provision means that suits brought by our securityholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court. As Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, there is uncertainty as to whether a court would enforce such provision. Further, Section 27 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. In addition, the Federal Forum Provision applies, to the fullest extent permitted by law, to suits brought to enforce any duty or liability created by the Exchange Act. Accordingly, actions by our securityholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court. Our securityholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder. Any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities shall be deemed to have notice of and consented to our exclusive forum provisions, including the Federal Forum Provision. These provisions may limit a securityholder’s ability to bring a claim in a judicial forum of their choosing for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers, and other employees. If a court were to find the Federal Forum Provision in our amended and restated bylaws to be inapplicable or unenforceable in an action, we may incur further significant additional costs associated with resolving the dispute in other jurisdictions, all of which could harm our business.
Transfer Agent
The transfer agent and registrar for our Class A common stock and Class B common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royall Street, Canton, Massachusetts 02021.
Exchange Listing
Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “CRWV.”

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES FOR NON-U.S. HOLDERS OF OUR CLASS A COMMON STOCK
The following summary describes the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of our Class A common stock acquired in this offering by Non-U.S. Holders (as defined below). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of any minimum tax or the Medicare contribution tax on net investment income, or the special tax accounting rules under Section 451(b) of the Code, and does not deal with any state or local taxes, U.S. federal gift or estate tax laws (except to the limited extent provided below), or any non-U.S. tax consequences that may be relevant to Non-U.S. Holders in light of their particular circumstances.
Special rules different from those described below may apply to certain Non-U.S. Holders that are subject to special treatment under the Internal Revenue Code of 1986, as amended (the “Code”), such as:
•insurance companies, banks, and other financial institutions;
•tax-exempt organizations (including private foundations) and tax-qualified retirement plans;
•“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;
•non-U.S. governments and international organizations;
•dealers and traders in securities;
•U.S. expatriates and certain former citizens or long-term residents of the United States;
•persons that own, or are deemed to own, more than 5% of our Class A common stock;
•“controlled foreign corporations,” “foreign controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•persons that hold our Class A common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or integrated investment or other risk reduction strategy;
•persons who do not hold our Class A common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); and
•partnerships and other pass-through entities and arrangements, and investors in such pass-through entities and arrangements (regardless of their places of organization or formation).
Such Non-U.S. Holders are urged to consult their tax advisors to determine the U.S. federal, state, local, and other tax consequences that may be relevant to them of the acquisition, ownership, and disposition of our Class A common stock.
Furthermore, the discussion below is based upon the provisions of the Code, Treasury Regulations promulgated thereunder, judicial decisions thereunder, and rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”) all as of the date hereof, and such authorities may be repealed, revoked, or modified, possibly retroactively, and are subject to differing interpretations which could result in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will not take a contrary position regarding the tax consequences described herein or that any such contrary position would not be sustained by a court.
PERSONS CONSIDERING THE PURCHASE OF OUR CLASS A COMMON STOCK PURSUANT TO THIS OFFERING SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF ACQUIRING, OWNING, AND DISPOSING OF OUR CLASS A COMMON STOCK IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX

CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION, INCLUDING ANY STATE, LOCAL, OR NON-U.S. TAX CONSEQUENCES OR ANY U.S. FEDERAL NON-INCOME TAX CONSEQUENCES, AND THE POSSIBLE APPLICATION OF TAX TREATIES.
For purposes of this discussion, a Non-U.S. Holder is a beneficial owner of our Class A common stock that is not a U.S. Holder or a partnership or other pass-through entity or arrangement for U.S. federal income tax purposes. A U.S. Holder means a beneficial owner of our Class A common stock that is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if it (i) is subject to the primary supervision of a court within the United States and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.
If you are an individual non-U.S. citizen, you may be deemed to be a resident alien (as opposed to a nonresident alien) by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. Generally, for this purpose, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year are counted. Resident aliens are generally subject to U.S. federal income tax as if they were U.S. citizens. Individuals who are uncertain of their status as resident or nonresident aliens for U.S. federal income tax purposes are urged to consult their tax advisors regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of our Class A common stock.
Distributions
In general, distributions made to a Non-U.S. Holder will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a Non-U.S. Holder’s adjusted tax basis in our Class A common stock. Any remaining excess will be treated as gain realized on the sale or exchange of our Class A common stock as described below under the section titled “—Gain on Disposition of Our Class A Common Stock.”
Any distribution on our Class A common stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding tax under an applicable income tax treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E, or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that income tax treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent will then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.
We generally are not required to withhold tax on dividends paid to a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to the applicable withholding agent. In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to United States persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.
See also the sections titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts” for additional withholding rules that may apply to dividends, including dividends paid to certain foreign financial institutions or non-financial foreign entities.
Gain on Disposition of Our Class A Common Stock
Subject to the discussions below under the sections titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain realized on a sale or other disposition of our Class A common stock unless (1) the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that the Non-U.S. Holder maintains in the United States), (2) the Non-U.S. Holder is a nonresident alien individual and is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, or (3) we are or have been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code at any time within the shorter of the five-year period preceding such disposition or the Non-U.S. Holder’s holding period in our Class A common stock.
If you are a Non-U.S. Holder, gain described in (1) above will be subject to tax on the net gain derived from the sale at the regular U.S. federal income tax rates applicable to United States persons. If you are a corporate Non-U.S. Holder, gain described in (1) above may also be subject to the additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If you are an individual Non-U.S. Holder described in (2) above, you will be required to pay a flat 30% income tax on the gain derived from the sale, which gain may be offset by certain U.S. source capital losses (even though you are not considered a resident of the United States), provided you have timely filed U.S. federal income tax returns with respect to such losses. With respect to (3) above, in general, we would be a United States real property holding corporation if “United States real property interests” (as defined in the Code and the Treasury Regulations) comprised (by fair market value) at least half of our worldwide real property and our other assets which are used or held for use in a trade or business. We believe that we are not, and do not anticipate becoming, a United States real property holding corporation. However, there can be no assurance that we will not become a United States real property holding corporation in the future. Even if we are treated as a United States real property holding corporation, gain realized by a Non-U.S. Holder on a disposition of our Class A common stock will not be subject to U.S. federal income tax so long as (1) the Non-U.S. Holder owned, directly, indirectly, and constructively, no more than five percent of our Class A common stock at all times within the shorter of (i) the five-year period preceding the disposition or (ii) the Non-U.S. Holder’s holding period and (2) our Class A common stock is regularly traded on an established securities market for purposes of the relevant rules. We expect our Class A common stock to continue to be regularly traded on an established securities market.
U.S. Federal Estate Tax
The estates of nonresident alien individuals generally are subject to U.S. federal estate tax on property with a U.S. situs. Because we are a U.S. corporation, our Class A common stock will be U.S. situs property and, therefore, will be included in the taxable estate of a nonresident alien decedent, unless an applicable estate tax treaty between the United States and the decedent’s country of residence provides otherwise. The terms “resident” and “nonresident” are defined differently for U.S. federal estate tax purposes than for U.S. federal income tax purposes. Investors are urged to consult their tax advisors regarding the U.S. federal estate tax consequences of the acquisition, ownership, or disposition of our Class A common stock.
Backup Withholding and Information Reporting
Generally, we or an applicable withholding agent must report information to the IRS with respect to any distributions we pay on our Class A common stock (whether or not the distribution constitutes a dividend), including the amount of any such distributions, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such distributions are paid. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.

Dividends paid by us (or our paying agents) to a Non-U.S. Holder may also be subject to U.S. backup withholding. U.S. backup withholding generally will not apply to a Non-U.S. Holder who provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person.
Under current U.S. federal income tax law, U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our Class A common stock effected by or through a U.S. office of any broker, U.S. or non-U.S., unless the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise meets documentary evidence requirements for establishing non-U.S. person status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a United States person. For information reporting purposes only, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.
Backup withholding is not an additional tax. If backup withholding is applied to you, you should consult with your tax advisor to determine whether you are able to obtain a tax refund or credit of the overpaid amount.
Foreign Accounts
In addition, U.S. federal withholding taxes may apply under the Foreign Account Tax Compliance Act (“FATCA”) on certain types of payments, including dividends on our Class A common stock, made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our Class A common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution agrees to undertake certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. The 30% federal withholding tax described in this paragraph is not generally subject to reduction under income tax treaties with the United States. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% tax on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. While under the applicable Treasury Regulations and administrative guidance, withholding taxes under FATCA generally also would have applied to payments of gross proceeds from the sale or other disposition of our Class A common stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. The preamble to the proposed regulations specifies that taxpayers are permitted to rely on such proposed regulations pending finalization.
Prospective investors should consult their tax advisors regarding the potential application of withholding taxes under FATCA to their investment in our Class A common stock.
EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF ACQUIRING, OWNING, AND DISPOSING OF OUR CLASS A COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S. OR U.S. FEDERAL NON-INCOME TAX LAWS SUCH AS ESTATE AND GIFT TAX, AND THE POSSIBLE APPLICATION OF TAX TREATIES.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
We have entered into an Equity Distribution Agreement, dated September 17, 2026, with the Sales Agents, Forward Purchasers and Forward Sellers, under which up to 35,000,000 shares of our Class A common stock may, subject to certain limitations in and compliance with the conditions in the Equity Distribution Agreement, be offered and sold from time to time by us through or to the Sales Agents, as our sales agents and/or principals, and/or through the offer and sale of borrowed shares of our Class A common stock by one or more Forward Sellers pursuant to any collared forward sale agreements entered into by us with the relevant Forward Purchaser pursuant to the Equity Distribution Agreement. In no event will the aggregate number of shares of our Class A common stock offered and, if applicable, sold under the Equity Distribution Agreement, including any such offer and, if applicable, sale by any Forward Seller in connection with the collared forward sale agreements, exceed 35,000,000 shares.
The sales, if any, of shares of our Class A common stock under the Equity Distribution Agreement will be made by any method permitted by law including, without limitation, an “at the market offering” as defined in Rule 415 under the Securities Act, sales made by means of ordinary brokers’ transactions, or sales made to or through a market maker at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices and subject to certain limitations in and compliance with the conditions in the Equity Distribution Agreement. In addition, our Class A common stock may be offered and sold by such other methods, including privately negotiated transactions (including block sales), as we and the Sales Agents may agree.
The Equity Distribution Agreement provides that, in addition to the issuance and sale of shares of our Class A common stock by us through or to the Sales Agents, we may also enter into one or more collared forward sale agreements under the applicable master forward confirmation and the related supplemental confirmation between us and each of the Forward Purchasers, pursuant to which we will agree to sell to the relevant Forward Purchaser up to the number of shares of our Class A common stock underlying the particular collared forward sale agreement (subject to adjustment as set forth therein). In connection with any collared forward sale agreement, the relevant Forward Purchaser will borrow from third parties and, through its affiliated Forward Seller, sell the number of shares of our Class A common stock underlying such collared forward sale agreement over the applicable forward hedge selling period, all subject to the terms of the Equity Distribution Agreement and such collared forward sale agreement. We have been advised by each of the Forward Purchasers that it expects that, on the same days during such forward hedge selling period when its affiliated Forward Seller is so selling the number of shares of our Class A common stock underlying such collared forward sale agreement, such Forward Purchaser or its affiliates will be contemporaneously purchasing a substantial portion of such number of shares in the open market for its own account in a manner designed to avoid the matching or crossing of those sales and purchases, as each of the Forward Purchasers expects its initial hedge position in respect of any collared forward transaction to be less than such number of shares of our Class A common stock underlying such collared forward sale agreement.
Sales of our Class A common stock as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agents or the Forward Sellers may agree upon. In connection with any sale of shares of our Class A common stock hereunder, each Sales Agent, Forward Purchaser or Forward Seller may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to each Sales Agent, Forward Purchaser or Forward Seller may be deemed to be underwriting commissions or discounts. We have also agreed to indemnify each Sales Agent, Forward Purchaser and Forward Seller with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act, or contribute to payments that such Sales Agent, Forward Purchaser or Forward Seller may be required to make in respect of those liabilities.
We will report at least quarterly (1) the number of shares of our Class A common stock sold through or to the Sales Agents, as sales agents and/or principals, in at-the-market offerings, (2) the number of borrowed shares of our Class A common stock sold by the Forward Sellers, as agents for the Forward Purchasers, in connection with the forward sale agreements as described below under “—Sales Through the Forward Sellers” and (3) the net proceeds received by us and the compensation paid by us to the sales agents in connection with transactions described in clauses (1) and (2).

We have agreed to reimburse the Sales Agents, Forward Purchasers and Forward Sellers for certain of their expenses in connection with this offering, including in connection with initial documentation of the offering contemplated by this prospectus supplement in an amount up to $200,000 and in connection with continuing due diligence in the amount of up to $25,000 for certain Representation Dates (as defined in the Equity Distribution Agreement).
We have represented to the Sales Agents, Forward Purchasers and Forward Sellers that our Class A common stock is an “actively traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act pursuant to Rule 101(c)(1) thereunder. If the Sales Agents, Forward Purchasers, Forward Sellers, or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the others and sales of our Class A common stock under the Equity Distribution Agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of the Sales Agents, Forward Purchasers, Forward Sellers and us.
The offering of our Class A common stock pursuant to the Equity Distribution Agreement will terminate upon the earlier of (1) the sale of all of our shares of Class A common stock subject to the Equity Distribution Agreement and (2) termination of the Equity Distribution Agreement by either us or, with respect to any Sales Agent, Forward Purchaser or Forward Seller, such Sales Agent, Forward Purchaser or Forward Seller at any time in the respective party’s sole discretion; provided, however, that the Equity Distribution Agreement and the obligations thereunder will remain in full force and effect with respect to the Sales Agents, Forward Purchasers and Forward Sellers that have not so terminated their obligations.
The Equity Distribution Agreement provides that we may also in the future enter into one or more terms agreements with one or more of the Sales Agents from time to time, on terms mutually satisfactory to us and such Sales Agent, to the extent we determine to sell shares of our Class A common stock under the Equity Distribution Agreement directly to such Sales Agent as principal.
The expenses in connection with the initiation of the at-the-market offering incurred by us, excluding sale commissions, are estimated at $1.66 million and are payable by us.
Sales Through Sales Agents
From time to time during the term of the Equity Distribution Agreement, and subject to the terms and conditions set forth therein, we may deliver instructions to any of the Sales Agents. Upon receipt of such instructions from us, and subject to the terms and conditions of the Equity Distribution Agreement, each Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the amount of shares of our Class A common stock specified in our instructions. We or the relevant Sales Agent may suspend the offering of shares of our Class A common stock at any time upon proper notice to the other, upon which the selling period will immediately terminate. Settlement for sales of shares of our Class A common stock will occur on the first trading day following the date on which the sales were made unless another date shall be agreed to in writing by us and the relevant Sales Agent. The obligation of any Sales Agent under the Equity Distribution Agreement to sell shares of our Class A common stock pursuant to our instructions is subject to a number of conditions, which such Sales Agent reserves the right to waive in its sole discretion.
We will pay each Sales Agent a commission equal to up to 2.0% of the sales price of all shares of our Class A common stock sold through it as our agent under the Equity Distribution Agreement.
Sales Through the Forward Sellers
From time to time during the term of the Equity Distribution Agreement, and subject to the terms and conditions set forth therein and in the related master forward confirmation, we may deliver a forward placement notice relating to a collared forward sale to any of the Forward Purchasers and the applicable Forward Seller. Subject to the terms and conditions of the Equity Distribution Agreement and the applicable collared forward sale agreement, the Forward Purchaser or its affiliate will use commercially reasonable efforts to borrow, and the affiliated Forward Seller will use commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell, the borrowed shares of our Class A common stock on such terms to hedge such Forward

Purchaser’s exposure under that particular forward sale agreement. We or the relevant Forward Seller may immediately suspend or terminate the offer and sale of shares of our Class A common stock in respect of a collared forward sale agreement at any time upon proper notice to the other. The number of shares of our Class A common stock underlying any particular collared forward sale agreement shall be limited to such number of borrowed shares of our Class A common stock that the relevant Forward Seller has so sold.
In connection with any collared forward sale agreement, the relevant Forward Seller will receive, in the form of a reduced collared forward sale price payable to us by the relevant Forward Purchaser under such collared forward sale agreement, commissions at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the volume weighted average price per share at which such Forward Seller executes or causes to be executed sales of our Class A common stock during the applicable forward hedge selling period in connection with the establishment of such Forward Purchaser’s initial hedge positions in respect of such collared forward sale agreement. The forward hedge selling period will be the period of consecutive trading days determined by us in our sole discretion and as specified in the relevant forward placement notice.
In the event that, after using commercially reasonable efforts, either the relevant Forward Purchaser is unable to borrow and deliver any shares of our Class A common stock for sale by the relevant Forward Seller under the Equity Distribution Agreement or, in the good faith judgment of such Forward Purchaser, it is either impracticable to borrow and deliver any such shares of our Class A common stock or such Forward Purchaser would incur a stock loan cost that is equal to or greater than a stock loan rate specified in the relevant collared forward sale agreement, then the number of shares of our Class A common stock underlying such collared forward sale agreement shall be limited to such number of shares of our Class A common stock that such Forward Purchaser using commercially reasonable efforts is able to, and that it is practicable to, so borrow below such specified stock loan rate.
The collared forward sale price that we expect to receive under any such collared forward transaction for each share of our Class A common stock deliverable thereunder will be equal to an amount determined based on the arithmetic average of volume weighted average prices of our Class A common stock during the relevant valuation period for such collared forward transaction that will run prior to the maturity date for such collared forward transaction (whether the scheduled maturity date or an accelerated maturity date at the election of the relevant Forward Purchaser), provided that the collared forward sale price will not be less than the floor price and will not be greater than the cap price (each as defined below), subject to adjustment terms set forth in the collared forward sale agreement for such collared forward transaction in case of certain customary events specified in such collared forward sale agreement. The collared forward sale agreement will specify the floor percentage (which will be less than 100%) and the cap percentage (which will be more than 100%). Upon completion of the Forward Seller’s sales of the Forward Purchaser’s initial hedge shares with respect to the collared forward transaction during the applicable forward hedge selling period, the forward floor price (the “floor price”) and the forward cap price (the “cap price”) for each component of such collared forward transaction will be determined by multiplying the volume weighted average price at which the relevant Forward Seller executes or causes to be executed sales of our Class A common stock during the applicable forward hedge selling period in connection with the establishment of such Forward Purchaser’s initial hedge positions in respect of such component (the “hedge reference price”) by the floor percentage and the cap percentage specified in the relevant collared forward sale agreement, respectively. As such the floor price and cap price are subject to market risk during the forward hedge selling period.
We will not initially receive any proceeds from any sales of our Class A common stock by a Forward Seller in connection with any collared forward sale agreement. On the settlement date for a collared forward transaction, which will be a date elected by the relevant Forward Purchaser that will not be earlier than the applicable first acceleration date and not later than the scheduled maturity date for such collared forward transaction, (1) we will deliver to such Forward Purchaser the aggregate number of shares of our Class A common stock underlying all components of such collared forward transaction (together with cash in lieu of any fractional share), and (2) such Forward Purchaser will pay to us (i) an amount equal to the sum for all components of such collared forward transaction of the product of (A) the number of shares of our Class A common stock underlying such component, multiplied by (B) the floor price for such component less the product of (x) the hedge reference price for such component multiplied by (y) the Forward Hedge Selling Commission Rate (as defined in the applicable collared forward sale agreement, and which may be zero but no greater than 2.0%) and (ii) an amount equal to the sum for all components of such collared forward transaction of the product of (x) the number of shares of our Class A common stock underlying such component, multiplied by (y) the amount by which the collared forward sale price (which may not exceed the cap price) for such component exceeds the floor price for such component. However, we will, subject to certain conditions specified in the applicable collared forward sale agreement, have the right to elect to receive the consideration described in clause (ii) above in the form of shares of our Class A common stock in lieu of cash, with the number of shares of our Class A common stock to be calculated over the applicable unwind period based on the average of the SEC Rule 10b-18 volume-weighted average prices, as measured under such collared forward sale agreement, of our Class A common stock during such unwind period.
We will set the scheduled maturity of a collared forward transaction at the time we enter into the collared forward transaction based, among other factors, upon the market conditions at the time. Although we may settle a collared forward transaction only on the scheduled maturity date thereof and do not have a right to terminate or settle any collared forward transaction early, a Forward Purchaser will have the right to accelerate the scheduled maturity date of any collared forward transaction at any time on or after the applicable first acceleration date, as specified in the collared forward sale agreement for such collared forward transaction. Upon acceleration, we would be obligated to settle such collared forward transaction physically by delivery of the number of shares of our Class A common stock underlying such collared forward transaction against payment therefor irrespective of our interests, including our need for capital, which could result in dilution to our earnings per share and may adversely affect the market price of our Class A common stock.
In addition to the right of a Forward Purchaser to accelerate the scheduled maturity date of a collared forward transaction for physical settlement as described above, such Forward Purchaser may terminate a collared forward transaction (or, in certain cases, the portion thereof that it determines is affected by the event giving rise to the termination right) early and require us to unwind such collared forward transaction (or such portion thereof) by paying cash, or, at our election, in certain cases and subject to certain conditions, delivering shares of our Class A common stock (or, in the case of a merger, any alternative property receivable upon such merger) having an equal value, irrespective of our interests, including our need for capital, upon the occurrence of certain events to be specified in the collared forward sale agreement for the collared forward transaction, including (among other things):
•certain mergers, certain events involving our nationalization or insolvency, a delisting of shares of our Class A common stock and certain changes in law;
•such Forward Purchaser determines that it has the right to acquire a number of shares under such collared forward transaction that would result in such Forward Purchaser exceeding any excess ownership limits set forth in the relevant collared forward sale agreement with respect to certain ownership restrictions and related filing requirements under federal securities laws, Delaware corporate laws or other applicable laws and regulations, as applicable, and such Forward Purchaser determines it is unable to effect a transfer or assignment to a third party in accordance with the requirements set forth in the relevant collared forward sale agreement, in which case such Forward Purchaser may terminate only the portion of such collared forward transaction as is necessary to comply with the relevant ownership position limits;
•such Forward Purchaser or its affiliate, on account of a change in law or an increase in the cost of stock borrow above a specified rate, would incur a materially increased cost to hedge its exposure under such collared forward transaction;
•certain events of default or termination events, including any material misrepresentation made by us in connection with entering into such collared forward transaction, certain bankruptcy or insolvency events with respect to us (except as described below) or the applicable Forward Purchaser or the occurrence of an event or circumstance causing certain payments or deliveries under, or material compliance with, such collared forward transaction to be unlawful (each as more fully set forth in the applicable collared forward sale agreement); or
•a market disruption event (including on account of any regulatory disruption) during a specified valuation period which lasts for more than nine consecutive scheduled trading days (in each case, as determined pursuant to the terms of the applicable collared forward sale agreement).

Upon such a termination in the case of the first or third bullet above, such Forward Purchaser will determine, in good faith and in a commercially reasonable manner, the amount of the losses or costs that it will incur or the amount of the gains that it will realize under the circumstances in replacing or providing for itself the economic equivalent of (i) the material terms of such collared forward transaction (or applicable portion thereof), including the payments and deliveries by the parties thereunder that would, but for the event leading to such termination, have been required on or after the date that such collared forward transaction (or applicable portion thereof) was terminated and (ii) the option rights of the parties in respect of such collared forward transaction (or applicable portion thereof). Upon termination of a collared forward transaction (or applicable portion thereof) in the case of the second, fourth or fifth bullet above, such Forward Purchaser will determine, in good faith and in a commercially reasonable manner, the amount of its total losses, costs and gains under such collared forward transaction (or applicable portion thereof), including those resulting from any loss of bargain, cost of funding or, without duplication, loss, cost or gain from terminating, liquidating, obtaining or reestablishing any hedge or related trading position. In either case, we will be required to pay to such Forward Purchaser any amount of such losses or costs and will be entitled to receive from it any amount of such gains remaining after netting all such amounts against each other.
If we or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, any collared forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the relevant Forward Purchaser any shares of our Class A common stock not previously delivered, and the relevant Forward Purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any shares of our Class A common stock not previously settled under the applicable collared forward sale agreement.
The collared forward sale agreement for each collared forward transaction will provide for the relevant Forward Purchaser to be able to make certain price and other adjustments to the terms of such collared forward transaction in good faith and in a commercially reasonable manner to account for the economic effect on such collared forward transaction of certain events, including (among other things) any payment by us of dividends or distributions on the shares of our Class A common stock and the occurrence of certain other events which do not permit such Forward Purchaser to terminate such collared forward transaction but for which anti-dilution and other adjustments are necessary in order to preserve the fair value of such collared forward transaction.
Relationships with Sales Agents
The Sales Agents and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, market making, financing and brokerage activities.
Certain of the Sales Agents and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions and reimbursement of expenses for these transactions. Affiliates of certain Sales Agents are lenders and/or agents under our credit facility, and certain Sales Agents and their affiliates may from time to time hold our securities for their own account. To the extent we use the net proceeds of this offering to reduce indebtedness outstanding under our existing credit facility or any of our securities, such Sales Agents or affiliates thereof, as applicable, will receive a pro rata portion of such payments. Certain of the Sales Agents have acted as underwriters for certain of our securities. Certain of the Sales Agents or their affiliates routinely hedge, certain of the Sales Agents or their affiliates are likely to hedge or otherwise reduce, and certain other of the Sales Agents or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these Sales Agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. Any such credit default swaps or short positions could adversely affect future trading prices of our securities. Certain of the Sales Agents or their affiliates are customers of ours and engage in transactions with us or our affiliates in the ordinary course of business. Certain of the Sales Agents or their affiliates may serve as initial purchasers in the New 2033 Convertible Notes Offering. See the section titled “Recent Developments—New 2033 Convertible Notes.”
You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.
Conflicts of Interest
Because the Sales Agents or their affiliates acting as Forward Purchasers and/or Forward Sellers may receive 5% or more of the net proceeds of any offering of shares of our Class A common stock borrowed by a Forward Purchaser and sold through its affiliated Forward Seller, each of these Sales Agents or affiliates thereof is deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in FINRA Rule 5121, exists for our Class A common stock. None of these Sales Agents or affiliates thereof will confirm any sales to any account over which they exercise discretionary authority without the specific written approval of the account holder.
Other Relationships
If we enter into a collared forward sale agreement with any Forward Purchaser, we expect that the affiliated Forward Seller will attempt to sell borrowed shares of our Class A common stock to hedge such Forward Purchaser’s exposure under such collared forward sale agreement. All of the net proceeds from the sale of any such borrowed shares of our Class A common stock will be paid to the applicable Forward Purchaser. Such entity will be either a Sales Agent or an affiliate of a Sales Agent. As a result, a Sales Agent or one of its affiliates will receive the net proceeds from any sale of borrowed shares of our Class A common stock made in connection with any collared forward sale agreement.
In addition, from time to time, certain of the Sales Agents, Forward Purchasers, Forward Sellers and their respective affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. In the ordinary course of their various business activities, the Sales Agents, Forward Purchasers, Forward Sellers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company. The Sales Agents, Forward Purchasers, Forward Sellers and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

EXPERTS
The financial statements of CoreWeave, Inc. incorporated by reference in this prospectus supplement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.
LEGAL MATTERS
Certain legal matters in connection with the offering will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the Sales Agents by Latham & Watkins LLP.

COREWEAVE, INC.
Class A Common Stock
Preferred Stock
Debt Securities
Warrants
Subscription Rights
Units

We may, from time to time, offer and sell Class A common stock, preferred stock, debt securities, warrants, subscription rights, and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings. The preferred stock, debt securities, and warrants may be convertible into or exercisable or exchangeable for Class A common stock, preferred stock, or debt securities. The subscription rights may be exercisable for Class A common stock, preferred stock, or debt securities. We will specify in an accompanying prospectus supplement more specific information about any such offering.
In addition, certain selling stockholders to be identified in a prospectus supplement may use this prospectus from time to time to offer shares of our Class A common stock. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of Class A common stock by any such selling stockholders.
You should read this prospectus, any prospectus supplement or amendment and any free writing prospectus, together with the documents incorporated by reference herein and therein, carefully before you invest in our securities. Neither we nor any selling stockholders may use this prospectus to sell securities unless it includes a prospectus supplement.
Our Class A common stock is listed on The Nasdaq Global Select Market under the symbol “CRWV.” On June 4, 2026, the last reported sale price of our Class A common stock was $108.03 per share.
Investing in our securities involves risks. See the section titled “Risk Factors” on page 3 of this prospectus. You should carefully review the risks and uncertainties described in the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated or deemed incorporated by reference into this prospectus.
The securities described in this prospectus may be offered and sold to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See “Plan of Distribution” on page 26. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. We may also provide investors with a free writing prospectus that includes this information.
Neither the Securities and Exchange Commission nor any state regulators have approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 5, 2026

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell separately or together in any combination an indeterminate number of the securities described in this prospectus in one or more offerings, and selling stockholders may sell our Class A common stock from time to time in one or more offerings.
This prospectus provides you with a general description of the securities we or selling stockholders may offer. We may also file one or more prospectus supplements containing specific terms with respect to any offering of securities hereunder. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement and any free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, the accompanying prospectus supplement and any free writing prospectus, together with the additional information described under the section titled “Where You Can Find More Information,” before making your investment decision.
We and selling stockholders have not authorized anyone to provide you with different or additional information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus filed by us with the SEC. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you or any representation that others may make to you. This prospectus and any accompanying prospectus supplement or any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. We are not making an offer of these securities in any jurisdiction where such offer is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information.”
Unless the context otherwise requires, references in this prospectus and any accompanying prospectus supplement to “CoreWeave,” “they,” “we,” “us” and “our” refer to CoreWeave, Inc., together with our consolidated subsidiaries.

OUR COMPANY
CoreWeave is The Essential Cloud for AITM, purpose-built to accelerate breakthroughs by AI pioneers, from leading research labs to enterprises fueling business growth. Our CoreWeave Cloud platform enables the full lifecycle of AI, including large-scale model training, inference, data movement, continuous iteration, and agentic workflows. CoreWeave Cloud combines proprietary software and orchestration, advanced infrastructure, and managed cloud services within a highly secure environment to deliver best-in-class high-performance computing, enabling our customers to develop, deploy, and operate advanced AI models and applications at scale.
Our principal executive offices are located at 290 W. Mt. Pleasant Ave., Suite 4100, Livingston, NJ 07039. Our telephone number is (973) 270-9737. Our website address is www.coreweave.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only, and are not hyperlinks. You should not rely on our website or any such information in making your investment decision.

RISK FACTORS
Investing in our securities involves significant risks and uncertainties. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed in our most recent Annual Report on Form 10-K, and in any updates to those risks, uncertainties and assumptions discussed in our Quarterly Reports on Form 10-Q, which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS
This prospectus, any related prospectus supplement and free writing prospectus, and the documents incorporated by reference into this prospectus or any related prospectus supplement contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our future operating results and financial position, our business strategy and plans, market growth, and our objectives for future operations. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, forward-looking statements may be identified by words such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” or the negative of these terms or other similar expressions. These statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These forward-looking statements speak only as of the date of this prospectus. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We will discuss many of these risks and uncertainties in greater detail in any prospectus supplement under the heading “Risk Factors.” Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus.
These forward-looking statements are based on management’s beliefs and assumptions and speak only as of the date of this prospectus. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should, however, review additional disclosures we make in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on any forward-looking statements contained in this prospectus We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in such forward-looking statements.
Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, restructurings, joint ventures, partnerships, or investments we may make.
In addition, statements that "we believe" and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date on which such statements are made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS
Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities offered by us pursuant to this prospectus for general corporate purposes and to pay fees, costs and expenses in connection with the applicable offering. General corporate purposes may include, without limitation, repayment of indebtedness, payment of operating expenses, capital expenditures, investments in our subsidiaries and acquisitions. Net proceeds may be temporarily invested prior to use.
Unless otherwise indicated in the applicable prospectus supplement, we will not receive any of the proceeds from any sale of our Class A common stock by selling stockholders.

DESCRIPTION OF CAPITAL STOCK
The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to the relevant provisions of the Delaware General Corporation Law (“DGCL”), our amended and restated certificate of incorporation and our amended and restated bylaws. For a complete description of the matters set forth in this section titled “Description of Capital Stock,” you should refer to the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See the section titled “Where You Can Find More Information” below.
Our authorized capital stock consists of 3,000,000,000 shares of our Class A common stock, $0.000005 par value per share, 200,000,000 shares of our Class B common stock, $0.000005 par value per share, 200,000,000 shares of our Class C common stock, $0.000005 par value per share, and 100,000,000 shares of undesignated preferred stock, $0.000005 par value per share.
Class A Common Stock, Class B Common Stock and Class C Common Stock
We have three series of authorized common stock: Class A common stock, Class B common stock, and Class C common stock. The rights of holders of shares of our Class A common stock, Class B common stock, and Class C common stock are identical, except with respect to voting and conversion rights.
Dividend rights
Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of shares of our Class A common stock, Class B common stock, and Class C common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.
Voting rights
Holders of shares of our Class A common stock are entitled to one vote for each share of our Class A common stock held on all matters submitted to a vote of stockholders, holders of our Class B common stock are entitled to ten votes for each share of our Class B common stock held on all matters submitted to a vote of stockholders, and holders of our Class C common stock are entitled to no votes for each share of our Class C common stock held on all matters submitted to a vote of stockholders, except as otherwise required by law.
Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by Delaware law. Delaware law could require holders of our Class A common stock, Class B common stock, or Class C common stock to vote separately as a single class if we were to seek to amend our amended and restated certificate of incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of our capital stock in a manner that affected its holders adversely.
In addition, our amended and restated certificate of incorporation provides that a separate vote of the holders of our Class B common stock will be required in connection with any amendment to our amended and restated certificate of incorporation that would alter the rights of the Class B common stock, reclassify any shares of our Class A common stock into shares senior to the Class B common stock, or authorize the issuance of any shares of capital stock with voting rights greater than one vote per share (other than the Class B common stock). We have not provided for cumulative voting for the election of directors in our amended and restated certificate of incorporation.
No Preemptive or Similar Rights
Our Class A common stock, Class B common stock, and Class C common stock are not entitled to preemptive rights and are not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions
Subject to the preferential or other rights of any holders of Preferred Stock then outstanding, upon our liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Class A common stock, Class B common stock, and Class C common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.
Conversion
Class B Common Stock. Each outstanding share of our Class B common stock held by Michael Intrator, Brian Venturo and Brannin McBee (each, a “Co-Founder”) or certain permitted affiliates (collectively, the “Applicable Holders”) is convertible at any time at the option of the applicable Co-Founder into one share of our Class A common stock. In addition, each share of our Class B common stock held by an Applicable Holder will convert automatically into one share of our Class A common stock (i) upon any transfer, whether or not for value, which occurs after the closing of our initial public offering, except for certain permitted transfers described in our amended and restated certificate of incorporation, including transfers to spouses, trusts for which the stockholder or their spouse serves as trustee, and partnerships, corporations, and other entities exclusively owned by the Co-Founder or their spouse; (ii) upon the date fixed by the board of directors, which date will be no more than 61 days following the first date on which the applicable Co-Founder and his permitted affiliates hold less than 50% of the aggregate outstanding shares of our Class A common stock and Class B common stock (including shares underlying outstanding options or other convertible securities) held on March 27, 2025, the date on which the registration statement for our initial public offering was declared effective by the SEC; (iii) upon the date fixed by the board of directors following the first date the applicable Co-Founder is no longer providing services that occupy substantially all of his working time and business efforts to us as an officer, employee, or consultant, as determined by the board of directors (other than as a result of termination of such Co-Founder’s employment without cause) (a “Service Termination”), which date will be no more than 61 days following such Service Termination; (iv) upon the date the applicable Co-Founder’s employment is terminated for cause; and (v) upon the date fixed by the board of directors after the death or disability of the applicable Co-Founder, which date will be no more than 61 days following such Service Termination. Once converted or transferred and converted into our Class A common stock, the Class B common stock will not be reissued.
All the outstanding shares of our Class B common stock will convert automatically into shares of our Class A common stock upon the earlier of (x) a date that is fixed by our board of directors that is no more than 61 days following the seventh anniversary of our initial public offering, (y) the date specified by the affirmative vote of two-thirds of the outstanding voting power of the Class B common stock, or (z) no more than 61 days following Michael Intrator’s Service Termination (such conversion, the “Class B Automatic Conversion”). Following such conversion, each share of Class A common stock will have one vote per share and the rights of the holders of all outstanding common stock will be identical. Once converted into our Class A common stock, the Class B common stock may not be reissued.
Class C Common Stock. All of the outstanding shares of our Class C common stock will automatically convert into shares of our Class A common stock following both (a) the earliest of (i) the conversion or exchange of all then-outstanding shares of our Class B common stock into or for shares of our Class A common stock, (ii) the Class B Automatic Conversion, and (iii) the affirmative vote of the holders of a majority of the then-outstanding shares of Class B common stock and upon (b) the date and time or occurrence of an event specified by the vote of the holders of a majority of the then-outstanding shares of Class A common stock.
Class C Common Stock
Our authorized but unissued shares of Class C common stock are available for issuance with the approval of our board of directors without stockholder approval, except as may be required by the rules of The Nasdaq Stock Market LLC. We may in the future issue shares of our Class C common stock for a variety of corporate purposes, including financings, acquisitions, investments, and equity incentives to our employees, consultants, and directors. Our Class

C common stock provides us with the flexibility to do so without diluting the existing voting power of the outstanding shares of our Class A common stock and Class B common stock. Because our Class C common stock carries no voting rights (except as otherwise required by law) and is not listed for trading on an exchange or registered for sale with the SEC, shares of our Class C common stock may be less liquid and less attractive to any future recipients of these shares than shares of our Class A common stock, although we may seek to list shares of our Class C common stock for trading and register shares of our Class C common stock for sale in the future. In addition, because our Class C common stock carries no voting rights (except as otherwise required by law), if we issue shares of our Class C common stock in the future, the holders of our Class B common stock may be able to hold significant voting control and determine the outcome of most matters submitted to a vote of our stockholders for a longer period of time than would be the case if we issued shares of our Class A common stock rather than shares of our Class C common stock in such transactions. In addition, each share of our Class C common stock will automatically convert into one share of our Class A common stock following both (i) the earliest of (a) the conversion or exchange of all then-outstanding shares of our Class B common stock into or for shares of our Class A common stock, (b) the Class B Automatic Conversion, and (c) the affirmative vote of the holders of a majority of the then-outstanding shares of Class B common stock and upon (ii) the date and time or occurrence of an event specified by the vote of the holders of a majority of the then-outstanding shares of Class A common stock.
Preferred Stock
Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. The number of authorized shares of our preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the vote of the holders of our capital stock entitled to vote thereon, without a separate vote of the holders of the preferred stock, irrespective of the provisions of Section 242(b)(2) of the DGCL, unless a separate vote of the holders of one or more series is required pursuant to the terms of any applicable certificate of designation. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control and might adversely affect the market price of our Class A common stock and the voting and other rights of the holders of our Class A common stock, Class B common stock, and Class C common stock.
Anti-Takeover Provisions
The provisions of the DGCL, our amended and restated certificate of incorporation, and our amended and restated bylaws, which are summarized below, could have the effect of delaying, deferring, or discouraging another person from acquiring control of our company. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.
Delaware Law
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:
•before the stockholder became interested, our board of directors approved either the business combination or the transaction, which resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction, which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans in some instances, but not the outstanding voting stock owned by the interested stockholder; or
•at or after the time the stockholder became interested, the business combination was approved by our board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock, which is not owned by the interested stockholder.
Generally, a “business combination” includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that DGCL Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions
Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers, or delaying or preventing changes in control of our management team or changes in our board of directors or our governance or policy, including the following:
•Multi-Class Common Stock. Our amended and restated certificate of incorporation provides for a multi-class common stock structure pursuant to which holders of our Class B common stock may have significant influence over the outcome of matters submitted to our stockholders for approval, even if they own significantly less than a majority of the shares of our outstanding common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets.
•Board of Directors Vacancies. Our amended and restated certificate of incorporation and our amended and restated bylaws authorize generally only our board of directors to fill vacant directorships resulting from any cause or created by the expansion of our board of directors. In addition, the number of directors constituting our board of directors may be set only by resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.
•Classified Board. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that our board of directors is classified into three classes of directors. The existence of a classified board of directors could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror.
•Supermajority Requirements for Amendments of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. Our amended and restated certificate of incorporation provides that the affirmative vote of holders of at least two-thirds of the voting power of all of the then outstanding shares of capital stock is required to amend certain provisions of our amended and restated certificate of incorporation, including provisions relating to the classified board, the size of our board of directors, removal of directors, special meetings, and actions by written consent; provided, that, if two-thirds of our board of directors has approved the adoption, amendment or repeal of such provision, then only the affirmative vote of a majority of the voting power of all of the then outstanding shares of capital stock shall be required to adopt, amend or repeal such provision. The affirmative vote of holders of at least two-thirds of the voting power of all of the then outstanding shares of capital stock is required to amend or repeal our amended and restated bylaws, although our amended and restated bylaws may be amended by a simple majority vote of our board of directors. Additionally, in the case of any proposed adoption, amendment, or repeal of any provisions of the amended and restated bylaws that is approved by our board of directors and submitted to the stockholders for adoption, if two-thirds of our board of directors elects to submit such adoption, amendment, or repeal of any provisions of our amended and restated bylaws to our stockholders for adoption, then only the affirmative vote of a majority of the voting power of all of the then outstanding shares of capital stock shall be required to adopt, amend, or repeal any provision of our amended and restated bylaws.
•Stockholder Action; Special Meeting of Stockholders. Our amended and restated certificate of incorporation provides that our stockholders may not take action by written consent but may only take action at annual or special meetings of our stockholders; provided that stockholder action by written consent of a majority of the voting power of all then-outstanding shares of our capital stock is permitted so long as the voting power of all then-outstanding shares of Class B common stock represents greater than a majority of the combined voting power of all then-outstanding shares of our capital stock. As a result, holders of our capital stock, other than holders of a majority of then-outstanding shares of Class B common stock as previously described, would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws. Our amended and restated certificate of incorporation and our amended and restated bylaws provides that special meetings of our stockholders may be called only by a majority of our board of directors, the chairperson of our board of directors, our chief executive officer, or our lead independent director, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.
•Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
•No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting.
•Directors Removed Only for Cause. Our amended and restated certificate of incorporation provides that stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the then-outstanding capital stock.
•Issuance of Undesignated Preferred Stock. Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 100,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.
•Exclusive Forum. Our amended and restated bylaws provide that, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; any action asserting a claim against us that is governed by the internal affairs doctrine or asserting an “internal corporate claim,” as defined by the DGCL; or any to interpret, apply, enforce, or determine the validity of the amended and restated certificate of incorporation or amended and restated bylaws. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. Our amended and restated bylaws also provide that the federal district courts of the United States will, to the fullest extent permitted by law, be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act (the “Federal Forum Provision”). While there can be no assurance that federal or state courts will follow the holding of the Supreme Court of the State of Delaware which recently found that such provisions are facially valid under Delaware law or determine that the Federal Forum Provision should be enforced in a particular case, application of the Federal Forum Provision means that suits brought by our stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court. As Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, there is uncertainty as to whether a court would enforce such provision. Further, Section 27 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. In addition, the Federal Forum Provision applies, to the fullest extent permitted by law, to suits brought to enforce any duty or liability created by the Exchange Act. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder. Any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities shall be deemed to have notice of and consented to our exclusive forum provisions, including the Federal Forum Provision. These provisions may limit a stockholder’s ability to bring a claim in a judicial forum of their choosing for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers, and other employees. If a court were to find the Federal Forum Provision in our amended and restated bylaws to be inapplicable or unenforceable in an action, we may incur further significant additional costs associated with resolving the dispute in other jurisdictions, all of which could harm our business.
Transfer Agent
The transfer agent and registrar for our Class A common stock and Class B common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royall Street, Canton, Massachusetts 02021.
Exchange Listing
Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “CRWV.”

DESCRIPTION OF DEBT SECURITIES
We have summarized below general terms and conditions of the debt securities covered by this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities and/or whether the terms and conditions of the debt securities of a series will be different in one or more respects from the terms and conditions described below.
We will issue the debt securities in one or more series, which will consist of either our senior debt or our subordinated debt, under an indenture to be entered into between us and U.S. Bank Trust Company, National Association, as trustee. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and may also be set forth in an indenture supplemental to the indenture.
We have filed the form of indenture as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part. Copies of the indenture, any supplemental indenture and any form of debt security that has been filed may be obtained in the manner described under “Where You Can Find More Information.”
Capitalized terms used and not defined in this summary have the meanings specified in the indenture. For purposes of this section of this prospectus, references to “we,” “us,” and “our” are to CoreWeave, Inc. and not to any of its subsidiaries. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.
General
We may offer the debt securities from time to time in as many distinct series as we may determine. Our senior debt securities will be our senior obligations and will rank equally in right of payment with all of our senior indebtedness. If we issue subordinated debt securities, the terms of the subordination will be described in the applicable prospectus supplement. The indenture does not limit our ability to incur additional indebtedness, including indebtedness that is secured, senior to or equal in right of payment to debt securities issued under the indenture. The indenture also does not limit the amount of debt securities that we may issue under the indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement or pricing supplement, if any.
Debt securities denominated in U.S. dollars will be issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement.
If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon, at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.
Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.
Provisions of Indenture
The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:
•the title of the series;
•the maximum aggregate principal amount, if any, established for debt securities of the series;
•whether the debt securities will be guaranteed by any subsidiaries of the Company;
•whether the debt securities rank as senior debt or subordinated debt and the terms of any subordination;
•whether the debt securities will be secured or unsecured;
•the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine those dates;
•the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which interest, if any, will accrue, the interest payment dates on which interest, if any, will be payable, the terms and conditions of any deferral of interest and the additional interest, if any, thereon the right, if any, to extend the interest payment periods and the duration of such extensions, the regular record date for interest, if any, payable on any interest payment date and the method by which such rate or rates or date or dates is determined;
•the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;
•our right, if any, to redeem debt securities of the series and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option;
•our obligation, if any, to redeem or purchase any debt securities of the series pursuant to any mandatory redemption or sinking fund or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to that obligation;
•if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;
•if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which those amounts will be determined;
•if other than U.S. dollars, the currency or currencies in which the debt securities of a series are denominated;
•if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currency or currencies other than that or those in which those debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on the debt securities as to which that election is made will be payable, the periods within which and the terms and conditions upon which that election is to be made and the amount so payable (or the manner in which that amount will be determined);
•if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;
•the terms applicable to any debt securities issued at a discount to their stated maturity;
•if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;
•if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in that case, the respective depositaries for those global securities and the form of any legend or legends which will be borne by any global securities, and any circumstances in which any global security may be exchanged in whole or in part for debt securities registered, and any transfer of a global security in whole or in part may be registered, in the name or names of persons other than the depositary for that global security or a nominee thereof and any other provisions governing exchanges or transfers of global securities;
•if the debt securities of a series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;
•any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of those debt securities to declare the principal amount thereof due and payable;
•any addition to, deletion from or change in the covenants described in this prospectus applicable to debt securities of the series;
•if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which those debt securities will be so convertible or exchangeable;
•whether and under what circumstances we will pay additional amounts on the debt securities;
•any trustees, depositaries, authenticating or paying agents, transfer agents or registrars of any other agents;
•any provisions for the remarketing of the debt securities of the series;
•the price or prices at which the debt securities of the series will be issued; and
•any other terms of the debt securities, any other additions or changes in the provisions of the indenture.
Interest and Interest Rates
General
In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in the applicable prospectus supplement.
As used in the indenture, the term “business day” means, with respect to debt securities of a series, any day, other than a Saturday or Sunday, that is not a day on which banking institutions in the city (or in any of the cities, if more than one) in which amounts on the debt securities are payable are not required by any applicable law or regulation to be open.
Fixed Rate Debt Securities
If the debt securities of a series being offered will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate specified on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable semi-annually in arrears on the interest payment dates for those debt securities unless otherwise specified in the applicable prospectus supplement. If the maturity date, the redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, the redemption price, if any, and accrued and unpaid interest, if any, to but excluding the redemption date, on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Unless otherwise specified in the applicable prospectus supplement, interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.
Floating Rate Debt Securities
If the debt securities of a series being offered will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement. In the applicable prospectus supplement, we will indicate any spread or spread multiplier to be applied in the interest rate formula to determine the interest rate applicable in any interest period.
Covenants
Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.
Payment and Transfer or Exchange
Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for that purpose (which initially will be the corporate trust office of the trustee). Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of that global security. If any of the debt securities are no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “-Registered Global Securities.”
A holder may transfer or exchange any certificated debt securities in definitive form at the corporate trust office of the trustee. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.
We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed.
The registered holder of debt securities will be treated as the owner of those debt securities for all purposes.

All amounts in respect of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after that payment was due and payable will be repaid to us, and the holders of those debt securities will thereafter look solely to us for payment.
Consolidation, Merger or Sale
We cannot consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (other than to one or more of our subsidiaries) unless (1) we will be the continuing corporation or (2) the successor corporation or person to which our assets are conveyed, transferred or leased is a corporation, partnership, trust or other entity organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations on any debt securities and under the indenture. In addition, we cannot effect such a transaction unless immediately after giving effect to such transaction, no default or event of default under the indenture shall have occurred and be continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities outstanding under the indenture, we shall be discharged from all our obligations under the debt securities and the indenture.
This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.
Events of Default
Unless otherwise indicated, the term “Event of Default,” when used in the indenture, means any of the following with respect to any series of debt securities:
•failure to pay interest for 30 days after the date payment is due and payable; provided that, an extension of an interest payment period in accordance with the terms of the debt securities shall not constitute a failure to pay interest;
•failure to pay principal or premium, if any, on any debt security of such series when due, either at maturity, upon any redemption, by declaration or otherwise;
•failure to perform any other covenant applicable to such series for 90 days after notice of such failure, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series;
•certain events relating to our bankruptcy, insolvency or reorganization; or
•any other Event of Default provided in the applicable resolution of our board of directors or the officer’s certificate or supplemental indenture under which we issue a series of debt securities.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. If an Event of Default relating to the payment of interest or principal involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of such series to be due and payable immediately.
If an Event of Default relating to the performance of other covenants has occurred and is continuing for a period of 90 days after notice of such, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of debt securities outstanding under the indenture affected thereby may declare the entire principal amount of all of such series of debt securities due and payable immediately.
The holders of not less than a majority in aggregate principal amount of the debt securities of a series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the series.

If an Event of Default relating to events in bankruptcy, insolvency or reorganization occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.
The indenture provides that the trustee shall within 90 days after the trustee shall have actual knowledge or received written notice of the occurrence of a default with respect to a particular series of debt securities, give the holders of the debt securities of such series notice of such default known to it; provided that, except in the case of a default or Event of Default in payment of the principal, premium, if any, of, or interest on, any debt security of such series or in the payment of any redemption obligation, the trustee may withhold the notice if, and so long as, it in good faith determines that withholding the notice is in the interests of the holders of debt securities of that series.
The indenture imposes limitations on suits brought by holders of debt securities against us. Except as provided below, no holder of debt securities of any series may institute any action against us under the indenture unless:
•the holder has previously given to the trustee written notice of default and continuance of that default;
•the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested in writing that the trustee institute the action;
•the requesting holders have offered the trustee security or indemnity satisfactory to it for expenses and liabilities that may be incurred by bringing the action;
•the trustee has not instituted the action within 60 days of the request; and
•the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the series.
We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in compliance with any condition or covenant of the indenture.
Modification of the Indenture
The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:
•secure any debt securities;
•evidence the assumption by a successor corporation of our obligations;
•add covenants for the protection of the holders of debt securities;
•add one or more guarantees for the benefit of holders of debt securities;
•cure any ambiguity, defect or mistake or correct any inconsistency in the indenture;
•establish the forms or terms of additional series of debt securities under the indenture;
•conform any provision of the indenture to this description of debt securities, the description of the notes included in the applicable prospectus supplement or any other relevant section of the applicable prospectus supplement describing the terms of the debt securities;
•evidence and provide for the acceptance of appointment by a successor trustee;
•provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•make any change that does not materially adversely affect the right of any holder; and
•comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or subordinated debt securities, as the case may be, then outstanding and affected (voting as one class), add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities.
We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:
•extend the final maturity of any debt security;
•reduce the principal amount or premium, if any;
•reduce the rate or extend the time of payment of interest;
•reduce any amount payable on redemption;
•change the currency in which the principal (other than as may be provided otherwise with respect to a series), premium, if any, or interest is payable;
•reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;
•modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated debt securities in a manner adverse to the holders of those securities;
•alter provisions of the indenture relating to the debt securities not denominated in U.S. dollars;
•impair the right to institute suit for the enforcement of any payment on any debt security when due;
•reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) provided for in the indenture; or
•modify any provisions set forth in this paragraph.
Discharge, Defeasance and Covenant Defeasance
We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement or pricing supplement, if any, the subordination provisions applicable to any subordinated debt securities will be expressly made subject to the discharge and defeasance provisions of the indenture.
We may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations or, in the case of any debt securities denominated in a foreign currency, foreign government obligations, as trust funds, in an amount sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments; provided, that with respect to any discharge in connection with any redemption that requires the payment of a “make-whole” amount, the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is deposited with the trustee equal to such “make-whole” amount calculated as of the date of the discharge, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the trustee at least two business days prior to the redemption date that confirms that the deposit of such Applicable Premium Deficit shall be applied toward such redemption.
Unless otherwise provided in the applicable prospectus supplement or pricing supplement, if any, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“legal defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an Event of Default (“covenant defeasance”). We may effect legal defeasance and covenant defeasance only if, among other things:
•we irrevocably deposit with the trustee cash or U.S. government obligations or foreign government obligations, as applicable, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding debt securities of the series; provided, that with respect to any defeasance in connection with any redemption that requires the payment of a “make-whole” amount, the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is deposited with the trustee equal to such “make-whole” amount calculated as of the date of the defeasance, with any Applicable Premium Deficit only required to be deposited with the trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the trustee at least two business days prior to the redemption date that confirms that such Applicable Premium Deficit shall be applied toward such redemption;
•we deliver to the trustee an opinion of counsel to the effect that the beneficial owners of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such defeasance had not occurred, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law;
•no default or Event of Default with respect to the debt securities of a series shall have occurred and be continuing on the date of deposit; and
•we deliver to the trustee an Officer’s Certificate and an opinion of counsel each stating that we have complied with all of the above requirements.
Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.
Same-Day Settlement and Payment
Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.
Registered Global Securities
Unless otherwise provided in the applicable prospectus supplement, we will issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement or pricing supplement, if any, and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:
•by the depositary for such registered global security to its nominee;
•by a nominee of the depositary to the depositary or another nominee of the depositary; or
•by the depositary or its nominee to a successor of the depositary or a nominee of the successor.
The prospectus supplement or pricing supplement, if any, relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:
•ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;
•upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;
•any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and
•ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).
The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:
•will not be entitled to have the debt securities represented by a registered global security registered in their names;
•will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and
•will not be considered the owners or holders of the debt securities under the indenture.
Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.
We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of CoreWeave, the trustee or any other agent of CoreWeave’s or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.
If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Concerning the Trustee
U.S. Bank Trust Company, National Association will serve as trustee under the indenture.
The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in the United States.
The indenture contains limitations on the right of the trustee, should it become a creditor of CoreWeave, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase equity or debt securities, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into by us with a warrant agent. The applicable warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:
•the title of the warrants;
•the aggregate number of the warrants;
•the price or prices at which the warrants will be issued;
•if other than U.S. dollars, the currency or currencies in which the price of such warrants will be payable;
•the designation, terms and number of shares of equity or debt securities purchasable upon exercise of the warrants;
•any provision for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;
•the date, if any, on and after which the warrants and the related equity or debt securities will be separately transferable;
•the price at which each equity or debt securities purchasable upon exercise of the warrants may be purchased;
•the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;
•the minimum or maximum amount of the warrants which may be exercised at any one time;
•information with respect to book-entry procedures, if any;
•a discussion of certain material U.S. federal income tax considerations; and
•any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
We and the applicable warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase equity or debt securities. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each subscription right. The accompanying prospectus supplement may add, update or change the terms and conditions of the subscription rights as described in this prospectus.
We will describe in the applicable prospectus supplement the terms and conditions of the issue of subscription rights being offered, the subscription rights agreement relating to the subscription rights and the subscription rights certificates representing the subscription rights, including, as applicable:
•the price, if any, for the subscription rights;
•the exercise price payable for each equity or debt security upon the exercise of the subscription right;
•the date of determining the stockholders entitled to the number of subscription rights distribution issued to each stockholder;
•the number and terms of each equity or debt security that may be purchased per each subscription right;
•any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;
•the aggregate number of subscription rights issued;
•the extent to which the subscription rights are transferable;
•any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•the date on which the right to exercise the subscription rights will commence and the date on which the subscription will rights expire;
•the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.
Each subscription right will entitle the holder of subscription rights to purchase for cash the principal amount of shares of equity or debt securities at the exercise price provided in the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for the subscription rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will be void.
Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the equity or debt securities purchasable upon exercise of the subscription rights. If less than all of the subscription rights issued in any subscription rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS
We may issue units consisting of some or all of the securities described above, in any combination, including Class A common stock, preferred stock, warrants, debt securities, and/or subscription rights. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

SELLING STOCKHOLDERS
Information about selling stockholders, where applicable, will be set forth in a prospectus supplement or in filings that we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION
We and/or the selling stockholders (and any of their permitted pledgees, donees, transferees, assignees and successors-in-interest), if applicable, may offer and sell the securities in one or more of the following ways (or in any combination) from time to time:
•through underwriters, brokers or dealers;
•directly to a limited number of purchasers or to a single purchaser;
•in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on a securities exchange or otherwise;
•through agents;
•through a combination of any of these methods of sale; or
•any other method permitted by law or described in the applicable prospectus supplement.
The securities covered by this prospectus may be sold in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.
The prospectus supplement will state the terms of the offering of the securities, including, to the extent applicable:
•the name or names of any underwriters, dealers or agents, if any;
•any delayed delivery arrangements;
•if applicable, the name or names of any selling stockholders;
•the purchase price of the securities and the proceeds to be received by us or the selling stockholders;
•the method of distribution of such securities offered thereby;
•any over-allotment or other options under which underwriters may purchase additional securities from us or any selling stockholders;
•any underwriting discounts or agency fees and other items constituting compensation to underwriters’, dealers’ or agents’ compensation;
•any public offering price;
•any material relationship with underwriters;
•any discounts or concessions allowed or reallowed or paid to dealers;
•any securities exchange or market on which the securities may be listed; and
•any other material terms of the offering
If we and/or the selling stockholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•negotiated transactions;
•at a fixed public offering price or prices, which may be changed;

•at market prices prevailing at the time of sale;
•at prices related to prevailing market prices; or
•at negotiated prices.
Registration of any securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.
Any public offering price, dealer purchase price, discount, commission or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We and/or the selling stockholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Underwriters, dealers and agents involved in the offering of the securities may be customers of, affiliates of, engage in transactions with, or perform services for, us, our subsidiaries or other affiliates or any selling stockholders in the ordinary course of their businesses.
In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the market price of such securities or other securities that may be issued upon conversion, exchange or exercise of such securities or the prices of which may be used to determine payments on the securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover over-allotments or to stabilize the price of the securities or of such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities and, if they engage in any of these activities, may end any of these activities at any time without notice.
Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

LEGAL MATTERS
The validity of any securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Counsel representing any selling stockholders, underwriters, dealers or agents will be named in the applicable prospectus supplement.
EXPERTS
The financial statements of CoreWeave, Inc. incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements, and other information with the SEC. Our filings are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov. Our filings are also available, free of charge, on our website at https://investors.coreweave.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus or any applicable prospectus supplement (or any document incorporated by reference herein or therein).
We have filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities.

INCORPORATION OF INFORMATION BY REFERENCE
The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:
•our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 2, 2026;
•the information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A filed with the SEC on April 22, 2026;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 8, 2026;
•our Current Reports on Form 8-K filed with the SEC on January 2, 2026, January 26, 2026 (only with respect to Items 3.02 and 8.01), March 31, 2026 (only with respect to items 1.01 and 2.03), April 9, 2026 (only with respect to Item 8.01), April 9, 2026 (only with respect to Item 8.01), April 14, 2026, April 15, 2026 (only with respect to Item 3.02), April 21, 2026 and May 18, 2026 (only with respect to Items 1.01 and 2.03); and
•the description of our Class A common stock contained in Exhibit 4.13 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 2, 2026.
Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.
We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities hereunder. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.
We undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written request of any such person, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus on the investor relations page on our website (investors.coreweave.com) or via a written request directed to Corporate Secretary, CoreWeave, Inc., 290 W. Mt. Pleasant Ave., Suite 4100, Livingston, New Jersey 07039, telephone (973) 270-9737. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

CoreWeave, Inc.
Up to 35,000,000 shares
of Class A Common Stock
PROSPECTUS SUPPLEMENT

Deutsche Bank Securities	Goldman Sachs & Co. LLC	J.P. Morgan	Jefferies	Morgan Stanley	MUFG

Citigroup	Credit Agricole CIB	Societe Generale	TD Securities	Wells Fargo Securities
September 17, 2026